UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant      X   Filed by a Party other than the Registrant      ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6e(2))
X	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)

346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)

Registrant’s telephone number, including area code (606) 432-1414

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COMMUNITY TRUST BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2022

The Annual Meeting of Shareholders of Community Trust Bancorp, Inc. (“CTBI”) will be held on the Fourth Floor of the Community Trust Bancorp, Inc. Corporate Headquarters, 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 26, 2022 at 10:00 a.m. EDT for the following purposes:

1.	To elect a Board of ten directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify.

2.	To ratify and approve the appointment of BKD, LLP as CTBI’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

3.	To approve the advisory (nonbinding) resolution relating to executive compensation.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those holders of stock of record at the close of business on February 28, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees for director, FOR the ratification and approval of the independent registered public accounting firm, FOR the approval of the advisory (nonbinding) resolution relating to executive compensation, and that you grant discretion on such other business as may properly come before the meeting or any adjournment.

CTBI is furnishing all proxy materials, including the Proxy Card, to our shareholders via direct mail, except for shareholders who have previously elected to receive their documents via electronic delivery.  However, all of the proxy materials listed below may also be obtained over the Internet at http://materials.proxyvote.com/204149:

•	Notice of Annual Meeting of Shareholders
•	CTBI’s Proxy Statement
•	CTBI’s 2021 Annual Report to Shareholders
•	Form of Proxy

Shareholders are cordially invited to attend the Annual Meeting of Shareholders. You may obtain directions to the meeting location by calling our Investor Relations Department toll-free at (800) 422-1090.  We hope you will attend the meeting and vote your shares in person.  We will begin mailing and electronically distributing, as applicable, this proxy statement to our shareholders on or about April 1, 2022.  We hope you will join us for our Annual Meeting of Shareholders.

By Order of the Board of Directors

/s/ M. Lynn Parrish	/s/ Mark A. Gooch
M. Lynn Parrish	Mark A. Gooch
Chairman of the Board	Vice Chairman, President, and Chief Executive Officer

Pikeville, Kentucky
April 1, 2022

IMPORTANT

WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING, PLEASE SUBMIT A PROXY.

Community Trust Bancorp, Inc.
346 North Mayo Trail
Pikeville, Kentucky 41501

PROXY STATEMENT

Annual Meeting of Shareholders
to be held April 26, 2022

INTRODUCTION

This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of CTBI for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 26, 2022, at 10:00 a.m. (EDT), on the Fourth Floor of the Community Trust Bancorp, Inc. Corporate Headquarters, 346 North Mayo Trail, Pikeville, Kentucky, and any adjournments thereof.  A copy of CTBI’s 2021 Annual Report to Shareholders accompanies this Proxy Statement.

In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), our proxy materials may also be accessed on the Internet at http://materials.proxyvote.com/204149.  The cost of solicitation of proxies will be borne by CTBI.  In addition to the use of the mail, proxies may be solicited in person, by telephone, and other means of communication by directors, officers, and other employees of CTBI, none of whom will receive additional compensation for such services.  CTBI will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay the reasonable expenses of such persons for forwarding such materials.  This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of CTBI on or about April 1, 2022.

RECORD DATE AND VOTING SECURITIES

The Common Stock of CTBI (“Common Stock”) is the only class of outstanding voting securities.  Only holders of Common Stock of record at the close of business on February 28, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  At the Record Date, there were 17,884,106 shares of Common Stock outstanding.  With respect to the election of directors, shareholders have cumulative voting rights.  Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting.  Each shareholder may cast all of his or her votes for one candidate or distribute such votes among two or more candidates.  Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to all proposals and other matters that properly come before the Annual Meeting or any adjournment thereof.

Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the ten nominees for director named herein, for the approval of the appointment of BKD, LLP as CTBI’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022 and for the approval of the advisory (nonbinding) resolution relating to executive compensation.  Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly.  As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy.  Shareholders may vote by mail, by telephone, or over the Internet by following the instructions on the Proxy Card.  A shareholder may revoke his or her proxy at any time prior to its exercise.  Revocation may be effected by written notice to CTBI, by a subsequently dated proxy received by CTBI, by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

A majority of the outstanding shares is required to be present, via participation in the Annual Meeting or by proxy, to constitute a quorum to transact business at the Annual Meeting.  Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.  If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.  At the Annual Meeting, brokers and other nominees will not have discretionary authority with respect to election of directors or approval of the advisory nonbinding resolution relating to executive compensation.  Therefore, if you hold shares through a broker or other nominee and do not provide voting instructions to your broker or other nominee, your shares will not be voted with respect to such proposals.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to each shareholder known by CTBI to beneficially own more than five percent of the Common Stock as of the Record Date.

Beneficial Owner	Amount and Nature	Percent
Name and Address	of Beneficial Ownership	of Class
Community Trust and Investment Company	1,776,892 (1)	9.9%
As Fiduciary
100 East Vine St., Suite 501
Lexington, KY 40507

BlackRock Inc.	1,433, 516 (2)	8.0%
55 East 52nd Street
New York, NY 10055

Dimensional Fund Advisors LP	1,055,189 (3)	5.9%
6300 Bee Cave Road
Building One
Austin, TX 78746

The Vanguard Group	960,550 (4)	5.4%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
The shares indicated are held by Community Trust and Investment Company (“CTIC”), a subsidiary of CTBI, in fiduciary capacities as trustee, executor, agent, or otherwise.  Of the shares indicated, CTIC has sole voting rights with respect to 1,228,475 shares and no voting rights with respect to 548,417 shares.  CTIC has sole investment authority with respect to 429,492 shares, shared investment authority with respect to 92,925 shares, no investment authority with respect to 26,000 shares, and directed investment authority with respect to 1,228,475 shares; 777,130 shares are held by CTBI’s Employee Stock Ownership Plan (“ESOP”) and 451,345 shares are held by the 401(k) Plan. Each participant for whom shares are maintained in his or her ESOP or 401(k) Plan account is entitled to direct the Trustee as to the manner in which voting rights will be exercised with respect to such shares.  The Trustee will vote in its discretion all unallocated shares and all shares for which no voting instructions are timely received.

(2)
This information is taken from a Schedule 13G/A filed February 1, 2022 with respect to holdings of BlackRock Inc. subsidiaries as of December 31, 2021.  The Schedule 13G/A reports sole voting power with respect to 1,388,303 shares and sole dispositive power with respect to 1,433,516 shares.

(3)
This information is taken from a Schedule 13G/A filed February 8, 2022 with respect to holdings of Dimensional Fund Advisors LP and its subsidiaries as of December 31, 2021.  The Schedule 13G/A reports sole voting power with respect to 1,027,553 shares and sole dispositive power with respect to 1,055,189 shares.

(4)
This information is taken from a Schedule 13G filed February 9, 2022 with respect to holdings of The Vanguard Group as of December 31, 2021.  The Schedule 13G reports shared voting power with respect to 12,276 shares, sole dispositive power with respect to 932,250 shares, and shared dispositive power with respect to 28,300 shares.

ELECTION OF DIRECTORS

CTBI’s directors are elected at each Annual Meeting of Shareholders and hold office until the next election of directors or until their successors are duly elected and qualify.  The persons named below have been nominated for election to serve until the next Annual Meeting of Shareholders.  All of these individuals currently serve as directors of CTBI.

Charles J. Baird
Franklin H. Farris, Jr.
Mark A. Gooch
Eugenia Crittenden “Crit” Luallen
Ina Michelle Matthews
James E. McGhee II
Franky Minnifield
M. Lynn Parrish
Anthony W. St. Charles
Chad C. Street, DMD, MD

Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote for the election of each of the nominees listed above.  All nominees have indicated a willingness to serve and CTBI does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director.  However, in the event that one or more of such nominees is unable, unwilling, or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with the Board, shall determine.  If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified persons to serve as directors of CTBI.  The Nominating and Corporate Governance Committee will evaluate proposed director nominees, including incumbent directors, prior to recommending re-nomination.  The Nominating and Corporate Governance Committee selects as candidates for nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s collective effectiveness in serving the interests of CTBI’s shareholders.  Maturity of judgment and community leadership are considered strengths for Board members.  Although the Nominating and Corporate Governance Committee does not utilize a specific or formulaic diversity policy or requirement, it does consider the make-up of the Board as a whole and favorably views Board diversity with respect to the following attributes:  professional and life experience, education, skills, age, race, and gender.

Each of the above-listed nominees has been identified as possessing good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics.  Each nominee also brings a strong and varied background and set of skills to the Board, giving the Board, as a whole, competence and experience in a range of areas.

Below is the information concerning each of the director nominees, including each nominee’s particular and specific qualifications, attributes, and skills which led the Board to conclude that he/she should serve as a director.  As more fully described below, the nominees for director collectively have skills in areas considered by the Nominating and Corporate Governance Committee to be valuable to CTBI, including experience in finance, accounting, legal matters, management, operations, and business development and growth, within the financial institutions, energy, and other business sectors.

Charles J. Baird, age 72, was appointed to the Board in 1987.  He currently serves as Chairman of the Board’s Corporate Retirement and Employee Benefit Committee, as Vice Chairman of the Board’s Executive Committee, and as a member of the Risk and Compliance Committee.  He is also a director of CTBI’s trust subsidiary, Community Trust and Investment Company (“CTIC”).  Mr. Baird has been an attorney with Baird and Baird, PSC since 1975.  He became President of Baird and Baird, PSC in 2009.  In addition to his more than forty-six years of legal and management experience, he has attended seminars on banking law, corporate finance, and numerous legal matters, has been involved in numerous significant acquisitions during his legal career, and has been a director of many organizations over the years.  Mr. Baird has extensive legal experience in the businesses of coal, natural gas, and other natural resources, including the origination and management of such enterprises.  Mr. Baird is currently Chairman of Eastern Kentucky Exposition Center Corporation and Coal Operators and Associates, Inc.  He was a member of the Workers’ Compensation Board Nominating Commission of Kentucky from 1987 until 2010, serving as Chairman for ten years, and resumed service as a member from 2013 to 2016.  During his extensive professional career, Mr. Baird has developed relationships with many of our shareholders, customers, and employees.

Franklin H. Farris, Jr., age 71, was appointed to the Board on February 26, 2019.  Mr. Farris serves as Chairman of the Board’s Audit and Asset Quality Committee and as a member of the Board’s Risk and Compliance Committee and Nominating and Corporate Governance Committee.  He is also a director of CTIC and a member of the Loan Committee of CTBI’s banking subsidiary, Community Trust Bank, Inc. (“CTB”).  Mr. Farris served as managing partner of the Louisville office of KPMG LLP (KPMG), an international public accounting firm, from 2004 to 2009.  Mr. Farris, a certified public accountant, was an audit partner with KPMG from 1984 until his retirement, after thirty-seven years of service, in September 2009.  In addition to his managing partner role, Mr. Farris maintained a client partner role on a number of accounting and auditing matters, including significant experience with public companies, as well as those with international operations.  Upon his retirement from KPMG, he joined Mountjoy Chilton Medley, a Kentucky-based audit and advisory firm, where he served as an audit partner until 2015.  In 2015, he formed Farris Advisory Services, LLC, where he continues to provide chief financial officer type services to small and medium size businesses.  In addition, in 2015, he joined the Bluegrass International Fund, an EB-5 Regional Center, as its Chief Financial Officer.  Mr. Farris is a member of the American Institute of Certified Public Accountants and the Kentucky Society of Certified Public Accountants.

Mark A. Gooch, age 63, was appointed to the Board in January 2022 as Vice Chairman of the Board and President and Chief Executive Officer of CTBI effective February 7, 2022.  He currently serves as Chairman of the Board’s Executive Committee and as a member of the Corporate Retirement and Employee Benefit Committee, in addition to being Chairman of CTB’s Loan Committee.  Mr. Gooch also serves as Chairman of the Board and Chief Executive Officer of CTB and Chairman of the Board of CTIC.  Mr. Gooch has been employed by CTBI since 1981 and has held various positions within the company including branch manager, cashier, retail and commercial lender, Vice President, compliance officer, and President/CEO and Director of First Security Bank & Trust from 1993 until January 1997.  He was then named Executive Vice President/Operations of CTB and served in that role until July 1999 when he was named President and CEO of CTB.  Mr. Gooch is Chairman of the Board of One East Kentucky and a director of the City of Pikeville Economic Development Board, the Kentucky Economic & Industrial Development Authority, the Big Sandy Area Development District, the Kentucky Chamber of Commerce, CEDAR, Inc., the National Advisory Council for the Christian Appalachian Project, the Kentucky Pro Football Hall of Fame Board, and the National Advisory Council for the National Community Investment Fund.  Mr. Gooch has served on several other boards of directors over the years, including the Kentucky Bankers Association and the Kentucky Department of Financial Institutions, and he was Past Chairman of the Pike County Chamber of Commerce.

Eugenia Crittenden “Crit” Luallen, age 69, was appointed to the Board in 2020.  Ms. Luallen was appointed to the Board of Directors of CTB in 2012 and served in that capacity until 2014, at which time she was appointed Lieutenant Governor of Kentucky by Governor Steve Beshear.  Ms. Luallen was reappointed to CTB’s Board in 2016, and she served as a director of CTB until 2021.  She currently serves on the Board’s Audit and Asset Quality Committee and Risk and Compliance Committee and is Vice Chairman of the Compensation Committee.  She is also a director of CTIC.  Ms. Luallen has served seven Kentucky Governors and been elected twice to statewide office.  During her long career in state government, Ms. Luallen served in a variety of positions with responsibility for financial management and oversight.  Ms. Luallen was elected the state’s Auditor of Public Accounts in 2003 and reelected in 2007, serving a total of eight years.  In that position, her office was responsible for auditing all state agencies and county governments.  With a then annual budget of over $10 million and a professional staff of 130, the Auditor’s office examined the management and control of institutions and public works in which the state has financial interest or legal power.  Prior to that position, Ms. Luallen served seven years as Secretary of the Governor’s Executive Cabinet, a position equivalent to chief operating officer for the Commonwealth of Kentucky, whose operations then involved 39,000 full-time employees and a $17 billion annual state budget.  During her tenure as Secretary of the Governor’s Cabinet, she served concurrently for thirteen months as State Budget Director.  In that capacity, she guided the state budget office staff in the preparation and implementation of the state’s biennial spending plan.  Other gubernatorial appointments included Secretary of the state’s Finance and Administration Cabinet, which manages the financial resources of the Commonwealth and provides the central coordination for administrative services.  Responsibilities of the Cabinet include investment and debt management, state purchasing, construction of state facilities, property management, and computer services.  Most recently, Ms. Luallen was appointed by newly elected Governor Andy Beshear in November 2019 to head the State Budget Transition Team as part of the gubernatorial transition.  Ms. Luallen serves on the Board of Trustees of Centre College, where she chairs the Governance Committee, and as Vice-Chair of the Board of the James Graham Brown Foundation, the state’s largest philanthropic foundation, and is involved in numerous other civic and charitable activities.

Ina Michelle Matthews, age 51, was elected to the Board in 2021.  She has served as a director of CTB since 2019.  She currently serves on the Board’s Corporate Retirement and Employee Benefit Committee, Audit and Asset Quality Committee, and Risk and Compliance Committee, as well as CTB’s Loan Committee.  Mrs. Matthews has served as the President of Childers Oil Company and Double Kwik Convenience Stores since 2012.  Childers Oil Company was founded in 1966 and distributes petroleum products and operates convenience stores throughout Eastern Kentucky and Southwest Virginia.  Mrs. Matthews serves on the boards of the National Association of Convenience Stores (NACS) and Georgetown College.  She also serves as the Chairman of Letcher County Tourism and is the founder of the EKY Heritage Foundation with the sole purpose to help tourism and economic development in the Eastern Kentucky region.

James E. McGhee II, age 64, was appointed to the Board in 2005.  He currently serves as Chairman of the Board’s Nominating and Corporate Governance Committee and as a member of the Executive Committee and the Audit and Asset Quality Committee, along with CTB’s Loan Committee.  Mr. McGhee was an executive officer of Dyno East Kentucky (dba Mountain Valley Explosives) from 1995 until 2006 at which time he sold the company and formed Three JC Investments, LLC.  As President of Three JC Investments, LLC, he is involved in explosives consulting, natural gas development, and commercial property.  Over the years, Mr. McGhee has started several small businesses involving property and energy.  He also served as Executive Director of Dyno Explosives Distributors Association.  During his career, Mr. McGhee was responsible for sales, acquisition, distribution, personnel, and financial reporting for several locations with Coal-Mac, Sandy Valley Explosives, and Mountain Valley Explosives.  In addition to Mr. McGhee’s business management experience, he has attended several business related safety, sales, and management seminars, an accounting for non-accountants seminar, and continuing education classes for directors.

Franky Minnifield, age 62, was appointed to the Board in 2020.  He served as a director of CTB from 1998 until 2021.  He currently serves as Vice Chairman of the Board’s Corporate Retirement and Employee Benefit Committee and a member of the Audit and Asset Quality Committee and the Risk and Compliance Committee.  Mr. Minnifield is the President and founder of Minnifield Enterprize, Inc., a general contracting company, and has a long-standing contract with Toyota Motor Manufacturing providing goods and services (non-auto parts related) within the operations of North America, Canada, and Mexico.  Mr. Minnifield brings over thirty years of finance, accounting, and management experience with extensive knowledge in small business startups.  In 1996, he started the Kentucky Pro Football Hall of Fame organization where he currently serves as the Executive Director.  Mr. Minnifield was formerly Chairman of the University of Louisville Board of Trustees and a member of the University of Louisville Foundation’s board.  He is also a former member of the Lexington Chamber of Commerce’s board.

M. Lynn Parrish, age 72, was appointed to the Board in 1993.  Mr. Parrish was appointed Chairman of the Board effective February 7, 2022.  He served as the lead independent director of the Board from 2005 until his appointment as Chairman of the Board.  Mr. Parrish currently serves as Chairman of the Board’s Compensation Committee and a member of the Executive Committee, the Nominating and Corporate Governance Committee, the Audit and Asset Quality Committee, and the Risk and Compliance Committee.  Mr. Parrish has been President of Marwood Land Company, Inc., a mineral development company, since 1992.  He co-founded Coal-Mac, Inc., a coal marketing and production company, in 1978 and served as its President until 1992.  In this capacity, Mr. Parrish oversaw all corporate functions, including accounting and finance, until Coal-Mac, Inc. was acquired by a public company in 1989.  In 1993, he co-founded Knott Floyd Land Company, Inc., another coal marketing and production company.  As its Chairman of the Board and President, Mr. Parrish oversaw all functions of the company, including accounting and finance.  In 2006, Knott Floyd Land Company, Inc. was acquired by a private equity fund.  Today, Mr. Parrish has ownership interests in Jigsaw Enterprises, LLC, an engineering and excavating company, Bit Source LLC, a software development company, Eastern Telephone and Technologies, Inc., a technology company, and Mountain Top Media, LLC, a media company.  He is also involved in other businesses in Central and Eastern Kentucky.  Mr. Parrish has served on several boards of directors over the years, including the Kentucky Chamber of Commerce and Pikeville Medical Center, and is currently a board member of Leadership Institute for School Principals, CEDAR, Inc., the University of Pikeville, and the Kentucky Workforce Innovation Board.

Anthony W. St. Charles, age 63, was appointed to the Board in 2010.  He currently serves as Chairman of the Board’s Risk and Compliance Committee and a member of the Corporate Retirement and Employee Benefit Committee, the Audit and Asset Quality Committee, and the Compensation Committee.  Mr. St. Charles is the President and Chief Executive Officer of The St. Charles Group, LLC of Cincinnati, Ohio.  Mr. St. Charles has provided consulting services and subject matter expertise to financial institutions and technology companies in the United States and Europe for more than thirty years.  His company specializes in control environment reviews, finance related remedial activities, electronic banking, retail delivery channel analysis, and operations reengineering for all back office processes.  This broad spectrum of financial industry expertise allows Mr. St. Charles to provide valuable insight to the Board.  Prior to the formation of his own company, Mr. St. Charles was involved in sales and consulting with the Unisys Corporation for five years and held officer level positions with U.S. Bank for fourteen years.

Chad C. Street, DMD, MD, age 50,was elected to the Board in 2021.  He has served as a director of CTB since 2017.  He currently serves on the Board’s Executive Committee, Audit and Asset Quality Committee, and Risk and Compliance Committee, as well as CTB’s Loan Committee.  Dr. Street received his undergraduate degree from Pikeville College (now the University of Pikeville) in 1992.  He received his Doctor of Dental Medicine (DMD) degree from the University of Kentucky College of Dentistry in May 1996, and then enrolled in the combined DMD, MD Oral & Maxillofacial Surgical residency program at the University of Kentucky Chandler Medical Center, where he completed his training in June 2003.  Since then, he has been in private practice as an oral and maxillofacial surgeon in Pikeville, Kentucky.   In June 2006, he opened his own practice after a three-year associateship with another practice.  He is the sole owner and surgeon of the East Kentucky Oral & Maxillofacial Surgery, PSC practice, and owns his own real estate management company, Street Investments, LLC.  Dr. Street has staff privileges for both inpatient and outpatient surgical procedures and consultations at the University of Kentucky Medical Center in Lexington, Kentucky and Pikeville Medical Center in Pikeville, Kentucky.  He is a voluntary faculty member at the University of Kentucky Medical School and surgical departments, as well as a voluntary faculty preceptor at the University of Pikeville Osteopathic School of Medicine.  Dr. Street has more than fifteen years of business management experience, with extensive financial experience and is competent in practice management.  He has many years of business/financial experience and is well invested in the local medical and dental communities, serving as Past President three different terms for the Kentucky Mountain Dental Society.

The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders.  The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates any other properly recommended nominee.  Shareholders who desire to recommend a candidate for election at the next Annual Meeting of Shareholders should submit the name of the candidate and information concerning the qualifications of the candidate by mail to the Nominating and Corporate Governance Committee at CTBI’s address on or before February 15, 2023.

BOARD DIVERSITY MATRIX
(As of February 28, 2022)

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

The following persons are the directors of Community Trust Bancorp, Inc. as of the Record Date.  Their security ownership as of the Record Date is as follows:

	Amount and Nature of		Percent
Name	Beneficial Ownership	(1)	of Class
Charles J. Baird	202,195	(3)	1.1%

Franklin H. Farris, Jr.	2,150		(2)

Mark A. Gooch	70,649	(4)	(2)

Eugenia Crittenden “Crit” Luallen	0		(2)

Ina Michelle Matthews	0		(2)

James E. McGhee II	30,989		(2)

Franky Minnifield	7,778		(2)

M. Lynn Parrish	184,242	(5)	1.0%

Anthony W. St. Charles	10,061		(2)

Chad C. Street	5,100		(2)

All directors and executive officers as a group (20 in number including the above named individuals)	730,382	(6)	4.1%

(1)
Under the rules of the SEC, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security.  A person is also deemed to beneficially own any shares of which that person has the right to acquire beneficial ownership within sixty days.  Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.  Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.  Beneficial ownership of CTBI Common Stock is shown as of the Record Date.

(2)	Less than 1 percent.

(3)
Includes 6,213 shares held as trustee under various trust agreements established by Mr. Baird’s mother, Florane J. Baird, for her grandchildren, 129,000 shares held as trustee of the Bryan M. Johnson Testamentary Trust FBO Rosemary Dean, 30,800 shares held as trustee of the Carolyn A. Baird Family Trust, 220 shares held as trustee under various trust agreements established for Mr. Baird’s grandchildren, 262 shares held by Mr. Baird’s wife over which Mr. Baird has no voting or investment power, and 2,000 shares held in an individual retirement account which Mr. Baird has the power to vote.

(4)	Includes 3,432 restricted shares awarded under CTBI’s stock ownership plans, 19,677 shares held in the ESOP, and 22,560 shares held in the 401(k) Plan which Mr. Gooch has the power to vote.

(5)	Includes 113,796 shares held by Mr. Parrish’s wife, Jessica J. Parrish, as trustee of the Trust under the M. Lynn Parrish 2006 GRAT over which Mr. Parrish has no voting or investment power.

(6)	Includes 1,100 shares held by Dr. Street’s wife over which he has no voting or investment power.

(7)	Includes 20,000 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

Executive Officers

The following persons are the executive officers of Community Trust Bancorp, Inc. as of the Record Date, in addition to Mark A. Gooch, Vice Chairman of the Board, President, and Chief Executive Officer.  They are not nominated to serve as directors.  Their security ownership as of the Record Date is as follows:

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
James B. Draughn	Executive Vice President	24,659	(2)	(1)

James J. Gartner	Executive Vice President	2,325	(3)	(1)

Charles Wayne Hancock	Executive Vice President and Secretary	9,198	(4)	(1)

D. Andrew Jones	Executive Vice President	29,951	(5)	(1)

Larry W. Jones	Executive Vice President	15,425	(6)	(1)

Richard W. Newsom	Executive Vice President	36,446	(7)	(1)

Ricky D. Sparkman	Executive Vice President	32,046	(8)	(1)

Kevin J. Stumbo	Executive Vice President, Chief Financial Officer, and Treasurer	27,970	(9)	(1)

David I. Tackett	Executive Vice President	21,280	(10)	(1)

Andy D. Waters	Executive Vice President	17,918	(11)	(1)

(1)	Less than 1 percent.

(2)	Includes 4,363 restricted shares awarded under CTBI’s stock ownership plans, 531 shares held in the ESOP, and 258 shares held in the 401(k) Plan which Mr. Draughn has the power to vote.

(3)	Includes 1,491 restricted shares awarded under CTBI’s stock ownership plans, 252 shares held in the ESOP, and 147 shares held in the 401(k) Plan which Mr. Gartner has the power to vote.

(4)	Includes 1,642 restricted shares awarded under CTBI’s stock ownership plans, 4,177 shares held in the ESOP, and 2,412 shares held in the 401(k) Plan which Mr. Hancock has the power to vote.

(5)
Includes 10,000 shares which Mr. Andrew Jones may acquire pursuant to options exercisable within sixty days of the Record Date, but over which he has no power to vote, and 1,540 restricted shares awarded under CTBI’s stock ownership plans, 10,148 shares held in the ESOP, and 2,872 shares held in the 401(k) Plan which he has the power to vote.

(6)
Includes 1,855 restricted shares awarded under CTBI’s stock ownership plans, 2,185 shares held in the ESOP, and 1,859 shares held in an individual retirement account which Mr. Larry Jones has the power to vote.

(7)
Includes 1,733 restricted shares awarded under CTBI’s stock ownership plans, 14,948 shares held in the ESOP, 13,318 shares held in the 401(k) Plan which Mr. Newsom has the power to vote, and 124 shares held by Mr. Newsom’s wife over which Mr. Newsom has no voting or investment power.

(8)
Includes 1,733 restricted shares awarded under CTBI’s stock ownership plans, 10,215 shares held in the ESOP, 6,294 shares held in the 401(k) Plan, and 242 shares held in an individual retirement account which Mr. Sparkman has the power to vote.

(9)
Includes 1,922 restricted shares awarded under CTBI’s stock ownership plans, 10,998 shares held in the ESOP, and 12,434 shares held in the 401(k) Plan which Mr. Stumbo has the power to vote and 668 shares held in the ESOP by Mr. Stumbo’s wife and 383 shares held in the 401(k) Plan by Mr. Stumbo’s wife over which Mr. Stumbo has no voting or investment power.

(10)	Includes 713 restricted shares awarded under CTBI’s stock ownership plans, 8,264 shares held in the ESOP, and 11,027 shares held in the 401(k) Plan which Mr. Tackett has the power to vote.

(11)
Includes 10,000 shares which Mr. Waters may acquire pursuant to options exercisable within sixty days of the Record Date, but over which he has no power to vote, and 1,575 restricted shares awarded under CTBI’s stock ownership plans and 5,885 shares held in the ESOP which he has the power to vote.

DIRECTORS’ COMPENSATION

Directors of CTBI, excluding the Chairman of the Audit Committee, the Chairman of the Risk and Compliance Committee, and the Chairman of the Compensation Committee, who are not also officers of CTBI, were paid $12,500 per quarter for 2021, plus $600 for any committee meeting attended the day prior to regularly scheduled quarterly Board meetings.  The Chairman of the Audit Committee was paid $15,000 per quarter.  The Chairman of the Risk and Compliance Committee and the Chairman of the Compensation Committee were each paid $13,750 per quarter for 2021.  Directors are paid $100 for special committee meetings by telephone and $300 for other committee meetings held on days other than the day prior to regularly scheduled quarterly Board meetings.  Directors who are also officers of CTBI did not receive additional compensation for serving as a director.  No option awards, stock awards, retirement benefits, or other benefits are provided to directors of CTBI.  The following table shows the total fees paid in 2021 to each director serving as of December 31, 2021.

Director	2021 Fees Paid
Charles J. Baird	$52,600	(1)

Nick Carter	14,850	(2)

David Collins	55,657	(3)	(4)

Franklin H. Farris, Jr.	65,900	(1)	(5)

Jean R. Hale	0	(6)

Eugenia Crittenden “Crit” Luallen	54,825	(1)

Ina Michelle Matthews	54,834	(4)	(5)

James E. McGhee II	58,900	(1)	(5)

Franky Minnifield	54,000

M. Lynn Parrish	58,000

Anthony W. St. Charles	55,200

Chad C. Street	56,025	(4)	(5)

Total	$580,791

(1) Mr. Baird, Mr. Farris, Ms. Luallen, and Mr. McGhee each receive $300 per meeting as directors of CTIC.

(2) Mr. Carter retired from the Board in April 2021.

(3) Mr. Collins retired from the Board in October 2021.

(4) Mr. Collins, Mrs. Matthews, and Dr. Street were elected as directors of CTBI in April 2021.  Prior to that date, they were paid as directors of CTB.

(5) Mr. Farris, Ms. Matthews, Mr. McGhee, and Mr. Street currently serve as directors of both CTBI and CTB, and their payments are split between the two companies.  Each also serve on CTB’s Loan Committee and receive up to $300 per month for participation in those meetings.

(6) As an officer of CTBI, Ms. Hale did not receive directors’ fees.  Ms. Hale retired from the Board in February 2022.

For information concerning director compensation for 2022, see the Role of the Compensation Committee section of the Compensation Discussion and Analysis.

CORPORATE GOVERNANCE

The Board has determined that the following eight of CTBI’s ten directors and director nominees are “independent” as defined by applicable law and Nasdaq listing standards:  Franklin H. Farris, Jr., Eugenia Crittenden “Crit” Luallen, Ina Michelle Matthews, James E. McGhee II, Franky Minnifield, M. Lynn Parrish, Anthony W. St. Charles, and Chad C. Street.  The independent directors have no relationships with CTBI or its independent auditors other than immaterial relationships which were therefore not considered by the Board in confirming independence.

Upon the retirement of Jean R. Hale effective February 7, 2022, the leadership structure of the Board no longer consists of a combined Chairman and Chief Executive Officer position.  However, the separation of the Chairman and Chief Executive Officer is not a permanent policy decision of the Board.  As the Board evaluates the appropriate leadership structure of CTBI in the future, it may elect to combine the positions again.

During 2021, the Board held four executive sessions, under the guidelines for executive sessions prescribed in the Corporate Governance Guidelines, which included only non-management directors.

Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board may be found on CTBI’s website at www.ctbi.com.  The Code of Business Conduct and Ethics governs the actions of CTBI’s directors, officers, and employees.  The Code of Business Conduct and Ethics is reviewed by the Nominating and Corporate Governance Committee and approved by the Board.

The Board of Directors has adopted a policy, included in CTBI’s insider trading policy, which prohibits directors, executive officers, and their designees from engaging, directly or indirectly, in hedging with respect to any CTBI equity securities or pledging a significant amount of CTBI’s equity securities.  For these purposes, “significant” means the lesser of 1% of CTBI’s outstanding equity securities or 50% of the CTBI equity securities owned by the director or executive officer.  Under the policy, “hedging” includes any instrument or transaction such as put options, collars, equity swaps, short sales, stock futures, and forward-sale contracts related to CTBI equity securities which offsets or reduces (or is designed to offset or reduce) the risk of price fluctuations of CTBI’s equity securities granted to, or held directly or indirectly by, a director or executive officer, but excludes portfolio diversification transactions and transactions related to broad-based investment vehicles.

Shareholders may communicate directly with the Board by sending a written communication addressed to the Chairman of the Board at CTBI’s address.

The Board held six meetings during the 2021 fiscal year, including the annual organizational meeting.  Each director serving in 2021 attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which such director served in 2021.  It is the Board’s policy that directors should attend each Annual Meeting of Shareholders subject to a substantial personal or business conflict.  All of CTBI’s directors holding office at the time attended the 2021 Annual Meeting of Shareholders.  The Board has the following committees: Audit and Asset Quality Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Risk and Compliance Committee, and Corporate Retirement and Employee Benefit Committee.

The Audit and Asset Quality Committee (the “Audit Committee”) Charter, which is subject to annual review, was last reviewed and approved in January 2022 and may be found on CTBI’s website at www.ctbi.com.  The Audit Committee consists of Franklin H. Farris, Jr. (Chairman), Eugenia Crittenden “Crit” Luallen (Vice Chairman), Ina Michelle Matthews, James E. McGhee II, Franky Minnifield, M. Lynn Parrish, Anthony W. St. Charles, and Chad C. Street, all of whom meet the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 5605(c)(2) of the Nasdaq listing standards.  The Board has determined that none of the Audit Committee members has a relationship to CTBI that may interfere with his or her independence from CTBI and its management. The Board has determined that Mr. Farris is an audit committee financial expert for CTBI and is independent as described above.  For further information regarding the Audit Committee, please see the Report of the Audit and Asset Quality Committee below.

The Compensation Committee consists of M. Lynn Parrish (Chairman), Eugenia Crittenden “Crit” Luallen (Vice Chairman), James E. McGhee II, and Anthony W. St. Charles, all of whom meet the applicable independence standards.  The Compensation Committee Charter can be found on CTBI’s website at www.ctbi.com.  The Compensation Committee met twice during 2021.  See the Role of the Compensation Committee section of the Compensation Discussion and Analysis for more information.

The Nominating and Corporate Governance Committee consists of James E. McGhee II (Chairman), Franklin H. Farris, Jr, and M. Lynn Parrish; all of whom meet the applicable independence standards.  The Nominating and Corporate Governance Committee Charter may be found on CTBI’s website at www.ctbi.com.  The Nominating and Corporate Governance Committee: (i) evaluates and recommends nominee directors for election to the Board and appointment to committee membership and (ii) develops and recommends to the Board policies and guidelines relating to corporate governance and the identification and nomination of directors and committee members.  This committee is also responsible for the annual review of the Board’s performance as a whole, each committee’s performance as a whole, each individual director’s performance, and the annual review of CTBI’s succession plans for its Chief Executive Officer and other executive officers.  Each of our directors is evaluated annually on the basis of personal characteristics, financial literacy, mature confidence, high performance standards, and core competencies.  The Nominating and Corporate Governance Committee met three times in 2021.  See Election of Directors for more information.

The Risk and Compliance Committee consists of Anthony W. St. Charles (Chairman), Franky Minnifield (Vice Chairman), Charles Baird, Franklin H. Farris, Jr., Eugenia Crittenden “Crit” Luallen, Ina Michelle Matthews, M. Lynn Parrish, and Chad C. Street, all of whom meet the applicable independence standards except Mr. Baird.  The Risk and Compliance Committee Charter may be found on CTBI’s website at www.ctbi.com.  The Risk and Compliance Committee: (i) oversees management’s compliance with all of CTBI’s regulatory obligations arising under applicable federal and state banking and financial institutions laws, rules, and regulations and (ii) oversees management’s implementation and enforcement of CTBI’s risk management policies and procedures.  On a quarterly basis, CTBI’s Chief Internal Audit/Risk Officer provides a comprehensive risk report to the Risk and Compliance Committee.  The Risk and Compliance Committee met four times during 2021.

Under our Corporate Governance Guidelines, the Board is charged with providing oversight of our risk management processes.  The Audit Committee and the Risk and Compliance Committee are primarily responsible for overseeing our risk management function on behalf of the Board.  In carrying out its responsibilities, the Audit and Risk and Compliance Committees work closely with our Chief Risk Officer and other members of our enterprise-wide risk management team.  Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks, and others, such as the impact of competition.  Management is responsible for the day-to-day management of risks CTBI faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight.  The Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks.  CTBI utilizes an enterprise-wide risk management (“EWRM”) process designed to provide the Board and management with the capabilities needed to identify, assess, and manage the full spectrum of risks inherent to our industry.  While business unit managers are primarily responsible for managing risk inherent in their areas of responsibility, CTBI has established a risk management governance structure to establish policies, monitor adherence to the policies, and manage the overall risk profile of CTBI.  CTBI’s EWRM program is not intended to replace normal risk management activities conducted by the business unit managers.  The EWRM program is designed to provide a portfolio view of risks across the entire enterprise.

As an integral part of the risk management process, management has established various committees consisting of senior executives and others within CTBI.  The purpose of these committees is to closely monitor risks and ensure that adequate risk management practices exist within their respective areas of authority.  Some of the principal committees include the Asset/Liability Management (ALCO) Committee, the Loan Portfolio Risk Management Committee, the Senior Credit Committee, the Information Technology Steering Committee, and various compliance-related committees.  Overlapping membership of these committees by senior executives and others helps provide a unified view of risk on an enterprise-wide basis.  To facilitate an enterprise-wide view of CTBI’s risk profile and coordinate the enterprise risk management governance process, a Chief Risk Officer has been appointed, who oversees the process and reports on CTBI’s risk profile.  Additionally, risk champions are assigned for various areas.  The risk champions facilitate implementation of the enterprise risk management and governance process across CTBI.  The Risk and Compliance Committee oversees and supports the EWRM process.  The Board, through its Risk and Compliance Committee, has overall responsibility for oversight of CTBI’s enterprise risk management governance process.  The Risk and Compliance Committee monitors and assesses regular reports from the management team’s EWRM Committee regarding comprehensive organizational risk as well as particular areas of concern.  In addition, the Nominating and Corporate Governance Committee considers risks related to succession planning.  The Compensation Committee considers risks related to the attraction and retention of critical employees and risks relating to CTBI’s compensation programs and contractual employee arrangements and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.  The Compensation Committee reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers.

REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE

The Audit Committee oversees the financial reporting process of CTBI on behalf of the Board of Directors.  All directors who serve on the Audit Committee meet the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 5605(c)(2) of the Nasdaq listing standards.  The Audit Committee monitors the integrity of CTBI’s financial statements, the qualifications and independence of CTBI’s independent registered public accounting firm (“independent auditor”), the performance of CTBI’s internal audit function, CTBI’s system of internal controls, financial reporting and disclosure controls, and compliance with the Corporate Governance Guidelines and Code of Business Conduct and Ethics.  The Audit Committee has established procedures for the confidential, anonymous submission of concerns about accounting matters, internal controls, and auditing matters.  Management has the responsibility for the preparation of CTBI’s consolidated financial statements and management’s assertion on the design and effectiveness of CTBI’s internal control over financial reporting.  The independent auditor has the responsibility for the examination of those consolidated financial statements.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of CTBI’s accounting policies and practices.  Additionally, the Audit Committee’s review included discussion with CTBI’s independent auditor of matters required to be discussed pursuant to the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (“AS 1301”).  AS 1301 requires CTBI’s independent auditor to provide the Audit Committee with additional information regarding the scope and results of its audit of CTBI’s financial statements, including with respect to: (i) its responsibility under audit standards performed in accordance with standards of the PCAOB (United States), (ii) qualitative aspects of significant accounting policies and practices, (iii) management judgments and critical estimates, (iv) significant unusual transactions, (v) related party relationships and transactions, (vi) audit adjustments, (vii) evaluation of the quality of financial reporting, (viii) other information in documents containing audited financial statements, (ix) any disagreements with management, (x) significant issues discussed with management, and (xi) any difficulties encountered in performing the audit.

The Audit Committee received from BKD, LLP a letter providing the disclosures required by applicable requirements of the PCAOB, with respect to any relationships between BKD, LLP and CTBI that, in its professional judgment, may reasonably be thought to bear on independence.  BKD, LLP has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, it is independent of CTBI within the meaning of the federal securities laws.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding the pre-approved cost levels must be specifically pre-approved by the Audit Committee.  In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee discussed with CTBI’s internal auditor and independent auditor the overall scope and plans for their respective audits.  The Audit Committee met with its internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of CTBI’s internal controls, and the overall quality of CTBI’s financial reporting.  The Audit Committee held twelve meetings during fiscal year 2021.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the independent auditor the audited consolidated financial statements of CTBI as of and for the year ended December 31, 2021 and management’s assertion on the design and effectiveness of CTBI’s internal control over financial reporting as of December 31, 2021.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.  The Audit Committee has also recommended, subject to shareholder ratification, the selection of BKD, LLP as CTBI’s independent registered public accounting firm.

Franklin H. Farris, Jr., Chairman	Eugenia “Crit” Luallen, Vice Chairman
Ina Michelle Matthews, Member	James E. McGhee II, Member
Franky Minnifield, Member	M. Lynn Parrish, Member
Anthony W. St. Charles, Member	Chad C. Street, Member

February 22, 2022

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of CTBI engaged BKD, LLP to serve as its independent registered certified public accounting firm for the year ended December 31, 2021.

Aggregate fees paid by CTBI during the fiscal years ending December 31, 2021 and 2020 to CTBI’s principal accounting firm, BKD, LLP, were as follows:

	2021	2020
Audit fees	$334,999	$403,000
Audit related fees	46,528	50,960
Subtotal	381,527	453,960
Tax fees	45,935	56,080
Total	$427,462	$510,040

Audit related fees included payments for audits of CTBI’s ESOP and 401(k) Plan and out-of-pocket expenses related to the audit of the consolidated financial statements, as well as services normally provided by an independent auditor in connection with statutory or regulatory filings or engagements.  Tax fees include payments for preparation of the federal and state corporate income tax returns and the preparation of the Form 5500s for the CTBI sponsored benefit plans.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee requests that shareholders ratify its selection of BKD, LLP to examine the consolidated financial statements of CTBI for the fiscal year ending December 31, 2022.  Although action by the shareholders on this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of CTBI’s financial controls and reporting.  Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of CTBI and its shareholders.  BKD, LLP is not expected to have a representative present at the Annual Meeting.  THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CTBI.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer, Chief Financial Officer, and other three most highly compensated executive officers (“Named Executive Officers” or “NEOs”) is described in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.  Shareholders are urged to read both of these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.  As discussed in the Compensation Discussion and Analysis, the Compensation Committee seeks to establish executive compensation at fair, reasonable, and competitive levels, with a meaningful portion of compensation tied to performance.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”) and the changes to Section 14A of the Securities Exchange Act of 1934 (the “Act”), we are providing CTBI’s shareholders the opportunity to vote on an advisory (nonbinding) resolution to approve the compensation of our Named Executive Officers.  At our 2017 Annual Meeting of Shareholders, shareholders approved the annual submission of our Named Executive Officer compensation to shareholders for approval on an advisory (nonbinding) basis.  Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting to be held on April 26, 2022:

“RESOLVED, that the shareholders of Community Trust Bancorp, Inc. (“CTBI”) approve, on an advisory basis, the overall compensation of CTBI’s Named Executive Officers, as described in the Compensation Discussion and Analysis and Executive Compensation sections set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is nonbinding on CTBI and the Board.  However, the Board values constructive dialogue on executive compensation and other important governance topics with CTBI’s shareholders and encourages all shareholders to vote their shares on this matter.

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  While this vote is required by law, it will neither be binding on CTBI or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, CTBI or the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.  Brokers and other nominees do not have discretionary voting power over the advisory vote on executive compensation. Therefore, if you hold shares through a broker or other nominee and do not provide voting instructions to your broker or other nominee, your shares will not be voted with respect to this proposal.  THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY (NONBINDING) RESOLUTION RELATING TO EXECUTIVE COMPENSATION.

PAY RATIO DISCLOSURE RULE

In August 2015, pursuant to a mandate of the Dodd – Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”).  CTBI’s PEO for 2021 was Jean R. Hale.  The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization.  CTBI believes its compensation philosophy and process yield an equitable result and is presenting such information as follows:

Median employee total annual compensation	$37,720
Ms. Hale (PEO) total annual compensation	$1,080,648
Ratio of PEO to median employee compensation	28.7:1.0

In determining the median employee, a listing was prepared of all employees (other than the PEO) as of December 31, 2021, ordered based on total compensation.  Wages and salaries were annualized for those employees who were not employed for the full year of 2021, other than temporary or seasonal employees.  The median employee was selected from the annualized list.  Included in the calculation of total compensation were the employee earnings paid by CTBI, cash bonuses received, the grant date fair value of any equity grants by the employer, employer paid ESOP contributions, employer matching of 401(k) contributions, employer paid life insurance premiums, and dividends paid on restricted stock held by the employee.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

In the ordinary course of business, CTBI, through its wholly-owned commercial bank subsidiary, CTB, has had in the past and expects to have in the future banking transactions, including lending to its directors, officers, principal shareholders, and their associates.  When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.  None of the credits are disclosed as nonaccrual, past due, restructured, or potential problem credits.  In the opinion of CTBI’s Board, such transactions do not involve more than the normal risk of collectability or present any other unfavorable features.

Mr. Charles J. Baird, a director of CTBI, is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to CTBI and its subsidiaries during 2021 and is being retained by CTBI and its subsidiaries during the fiscal year 2022.  Approximately $0.4 million in legal fees and $0.1 million in expenses, $0.5 million total, were paid to Baird and Baird, P.S.C. during 2021.

The Board has determined that the Compensation Committee of the Board should review and approve related party transactions.  Accordingly, management recommends to the Compensation Committee related party transactions to be entered into by CTBI, including the proposed aggregate value of such transactions if applicable.  After review, the Compensation Committee recommends approval or disapproval of such transactions and at each subsequently scheduled meeting, management updates the Compensation Committee as to any material change to those proposed transactions.  The Compensation Committee provides a report to the Board of Directors at each regularly scheduled meeting of the related party transactions approved by the Compensation Committee since the date of its previous report to the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Act requires CTBI’s executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the SEC, as well as to furnish CTBI with a copy of such report.  Additionally, SEC regulations require CTBI to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year.  Based upon a review of Forms 3, 4, and 5 furnished to CTBI, there were two late filings during the year 2021. M. Lynn Parrish had one Form 4 filing with respect to one transaction filed six days late and one Form 4 filing with respect to one transaction filed five days late, both as a result of technical issues.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is intended to provide shareholders with an understanding of our executive compensation philosophy, our decision-making process, the key compensation-related decisions made by the Compensation Committee (the “Committee”) in 2021, and any changes approved for 2022.  It also describes the key components of compensation provided to CTBI’s executive officers, including our Named Executive Officers.  The Named Executive Officers during 2021 were Jean R. Hale (Chairman and Chief Executive Officer), Mark A. Gooch (President and Secretary), Kevin J. Stumbo (Executive Vice President, Chief Financial Officer, and Treasurer), Larry W. Jones (Executive Vice President), and James B. Draughn (Executive Vice President). Effective February 7, 2022, Jean R. Hale announced her retirement.  At that time, Mark A. Gooch became the Chief Executive Officer of CTBI.

Executive Summary

During 2021, the Committee continued its oversight of the executive compensation programs for executive officers of CTBI to ensure the following objectives, previously adopted by the Committee, were achieved: (i) improve the alignment of executive pay with CTBI performance; (ii) provide executives a pay opportunity that is competitive with industry practices; (iii) attract and retain qualified management; and (iv) maintain enterprise-wide risk management.

The Committee has consistently followed the following compensation strategy for managing executive compensation (approved by the Board):

•	Manage executive officer salaries toward the median of market values (i.e., the middle of the range of competitive practices), contingent on the executives meeting or exceeding performance standards.
•
Balance the cash incentive opportunity under the Senior Management Incentive Compensation Plan (“the Incentive Plan”) with the stock-based incentive opportunity of the Incentive Plan to control the potential dilution to shareholders.

•	Continue to manage the performance-based long-term incentive plan to ensure a significant percentage of total rewards to executives is aligned accordingly with performance of the bank.

During 2021, the Committee reviewed the executive compensation strategy described above and continued the actions taken to implement it which began in 2012.  The Committee concluded that the implementation of this strategy continued to improve the competitiveness of the compensation opportunity provided to executive officers as well as the alignment of executive pay with CTBI performance.  As a result, the Committee determined it would be appropriate to continue managing pay in accordance with this executive compensation strategy.

In January 2021, the Committee established the performance measures under the Senior Management Incentive Compensation Plan for the year ending December 31, 2021 (“2021 Plan”) and the required level of performance was achieved by CTBI under the Plan.  Accordingly, the Named Executive Officers received annual cash incentive payments (paid in January 2022).  CTBI’s Named Executive Officers were also participants in CTBI’s 2019 Executive Committee Long-Term Incentive Compensation Plan (“2019 Plan”) for the three-year period ending December 31, 2021.  The Committee previously established the performance measures under the 2019 Plan and the required level of performance was achieved by CTBI under the Plan to award payouts.  Accordingly, the Named Executive Officers were entitled to cash incentive awards paid in early 2022.

In July 2021, Jean R. Hale announced her retirement effective February 7, 2022.   At the time of Ms. Hale’s retirement, Mark A. Gooch became the Chief Executive Officer of CTBI.  The total payments made to Ms. Hale at the time of her retirement totaled $2,230,128.  This payment consisted of the following contractual items: (i) $700,000 earned under the Senior Management Incentive Compensation Plan and $390,000 earned under the 2019 Executive Committee Long-Term Incentive Compensation Plan, (ii) accelerated payments for the 2020 Long-Term Incentive Compensation Plan of $420,000 and for the 2021 Long-Term Incentive Compensation Plan of $405,000, (iii) accelerated vesting of outstanding restricted stock grants as follows: (1) grant issued on January 29, 2019, of 760 remaining shares with a taxable value of $33,250; (2) grant issued on January 28, 2020, of 728 remaining shares with a taxable value of $31,850; (3) grant issued on January 26, 2021, of 546 remaining shares at a taxable value of $23,887.50; and (4) grant issued on January 25, 2022 of 3,539 remaining share at a taxable value of $154,831.25.  The total amount of discretionary payments of accelerated vesting of restricted stock grants is $243,818.75.

In addition to the incentive payments earned for performance through the end of 2021, except for Ms. Hale who retired on February 7, 2022, the Committee approved base salary increases for each of the Named Executive Officers in early 2022; the base salary increases ranged from 3.6% to 5.8% over 2021 base salaries, except for Mr. Gooch who was named CEO of CTBI and accordingly received a 28.6% increase over his 2021 base salary.  The Committee determined these salary increases were in keeping with the executive compensation strategy and the philosophy of managing executive base salaries toward the median market value for each executive position.  See “Base Salaries” below for additional information about executive salary increases.

Role of the Compensation Committee

The principal duties of the Committee are to establish the executive compensation strategy of CTBI; approve compensation plans that support the implementation of the strategy; assess and monitor the potential risks associated with various compensation arrangements, especially incentive compensation plans; approve the compensation of the CEO; review the recommendations of the CEO and approve the compensation of the other executive officers of CTBI; and make recommendations to the Board of Directors concerning executive officer and outside director compensation.  The Committee is responsible for establishing, implementing, and continually monitoring adherence with CTBI’s executive compensation philosophy.

To accomplish these responsibilities, the Committee reviews and approves corporate goals and objectives relevant to the compensation of CTBI’s CEO, and it evaluates the performance of the CEO relative to the approved goals and objectives.  The Committee considers this evaluation of performance when it determines and approves the CEO’s compensation.   Additionally, the Committee reviews compensation levels for CTBI’s other executive officers relative to goals and objectives relevant to their responsibilities, considers the CEO’s evaluation of their achievements, and approves their compensation based on this evaluation.

The Committee strives to establish and maintain compensation plans that are: (i) focused on rewarding performance; (ii) aligned with the interests of shareholders; (iii) competitive with the practices of peer companies; (iv) sufficient to enable CTBI to attract and retain a strong management team; and (v) designed to avoid creation of undue risk for CTBI.

The Committee has followed certain guiding principles to ensure the effectiveness of CTBI’s executive compensation strategy.  The Committee recognizes the importance of perceived fairness of compensation practices, both internally and externally, and believes that the long-term success of CTBI and its ability to create value for shareholders is dependent on attracting, motivating, rewarding, and retaining skilled executives.   Significant time is devoted by the Committee to monitoring the relationship between executive pay and CTBI performance, and adjusting compensation plans and practices as needed from year to year to maintain an appropriate alignment of pay with performance.  The Committee recognizes that the competition for talented executives among financial institutions similar to CTBI is intense, and it considers compensation data and other labor market indicators as it reviews CTBI’s compensation plans.  Current economic and industry environments are considered when reviewing executive compensation.  Full disclosure is made to the independent members of the Board of CTBI’s executive compensation policies, practices, and issues to ensure that all directors understand the implications of the Committee’s decisions.  Likewise, the Committee works with management to ensure that public filings related to executive compensation are transparent and comply with applicable regulations.

The Committee has established various processes to assist it in ensuring CTBI’s executive compensation program is achieving its objectives.   Among these are:

•
Assessment of Company Performance – The Committee considers various measures of company and industry performance, including but not limited to asset growth, asset quality, earnings per share, return on assets, return on equity, total shareholder return, and execution of CTBI’s growth strategy and annual business plan.  In addition, the Committee considers general economic conditions within CTBI’s primary markets, as well as CTBI’s relationships with its regulators and the results of any recent exams.  The Committee does not apply a formula or assign relative weights to these measures.  Instead, it makes a subjective determination after considering such measures individually and collectively.

•
Assessment of Individual Performance – Individual performance assessments impact the compensation of all CTBI employees, including the  and other Named Executive Officers.  The Committee evaluates CEO performance relative to company performance and other factors, such as leadership, strategic planning, board relations, and relationships with customers, regulators and others outside the company.  As with its assessments of company performance, the Committee does not apply a formula or assign relative weights to any of these measures, and the measures deemed most important by the Committee may vary from year to year.  The process is subjective, but it results in an informed judgment of CEO performance. The Committee reviews the performance of other executive officers and considers the CEO’s recommendations concerning the officers’ achievements.  Additionally, the Committee applies its own judgment based on the interactions of the Board and/or the Committee with each executive officer, their contributions to CTBI’s performance and other leadership accomplishments.

•
Total Compensation Review – The Committee annually reviews each executive’s base salary, annual incentive compensation, and stock-based incentives.  In addition to these primary compensation elements, the Committee reviews other executive compensation arrangements, including, for example, payments that could be required under various severance and change in control scenarios.   This “holistic” review process ensures that the Committee considers the executive’s total compensation prior to changing any single component.

•	Risk Management – The Committee reviews all incentive plans and compensation programs to insure the plans do not create any risks that are reasonably likely to have a material adverse impact on CTBI.

The Committee meets in executive session without management or guests present when making decisions about the compensation arrangements for Named Executive Officers and at other times as needed.

In addition to its responsibilities for executive compensation, the Committee periodically reviews the compensation provided to the CTBI Board of Directors to ensure that the compensation provided for service on the Board and its committees is commensurate to the amount of work required from the individual directors as well as from the Board in aggregate.  The Committee periodically compares the pay arrangements for the Board and the actual amounts earned by individual directors to amounts paid to outside directors of banking companies in a custom peer group and to survey data for director compensation.  The Committee did not review compensation for outside directors in 2021.  In late 2018, the Committee reviewed the existing compensation program for outside directors of CTBI.  The 2018 director compensation analysis prepared by Pearl Meyer, the Committee’s independent compensation consultant, revealed that CTBI’s director compensation was significantly below the market median pay for outside directors of other similar financial institutions.  To maintain competitive compensation of our outside directors, CTBI last made appropriate increases to director compensation in 2019.

Executive Compensation Philosophy

The Committee believes that executive officer compensation is an integral component of CTBI’s business and human resources strategies.  It is important to CTBI’s success that highly talented and experienced individuals serve as executive officers.  The Committee strives to provide compensation which is sufficient to attract and retain such executives.  The Committee seeks to establish executive compensation at fair, reasonable, and competitive levels.  The Committee also believes that executive compensation should be strategy-focused and recognize individual achievements as well as group contributions and CTBI results.  Therefore, the Committee desires to offer a competitive, market-driven executive officer compensation package which provides for a meaningful portion of compensation to be based upon performance.  As a result, CTBI’s executive compensation package includes incentive-based cash and equity compensation in addition to base salary and employee benefits.

The goal of the Committee is to offer market competitive compensation, without being the highest or lowest provider.  Total compensation packages, including base salaries plus cash- and stock-based incentives, are set at levels the Committee believes are sufficient to attract and retain qualified executives whose performance and success should contribute to shareholder value.  The compensation of Named Executive Officers is based on the same criteria and performance factors used for all other executive officers.

Compensation Consultant

The Committee has authority to engage outside advisors as necessary to assist with its oversight of executive compensation.   In 2021, Pearl Meyer Partners, LLC (“Pearl Meyer” or “Consultant”) was engaged to review CTBI’s executive compensation plans.  The role of the Consultant is to provide analyses, information, and advice to assist the Committee in making decisions related to compensation of executive officers.  The Committee believes that the Consultant is independent and no conflicts of interest are raised by the work of the Consultant under the criteria specified in SEC rules.

During November 2021, Pearl Meyer performed a total executive compensation assessment which included: (i) evaluating the competitiveness of pay for twelve executive officers, including each of the Named Executive Officers, and (ii) developing recommendations for managing executive pay in 2022.  Pearl Meyer’s analysis determined CTBI’s executive total compensation in 2021 was competitively positioned relative to the peer median market value (within 10%) and was consistent with CTBI’s compensation philosophy targeting the median of peers.  The analysis revealed an appropriate mix of base salary and incentive compensation in 2021, consistent with market practices of peer community banks.  While it may be necessary to occasionally provide certain executives with larger than average salary increases to position their salaries closer to the market median, the Committee’s actions in recent years has shifted the executive pay mix toward variable, performance-based pay, resulting in a mix of pay which is more closely aligned with trends in the banking industry.

Peer Group

CTBI periodically compares its executive pay and business performance, as well as the compensation of the Board, to a group of comparable, publicly traded financial institutions (“Peer Group”).  In establishing a Peer Group, CTBI seeks to include regional bank holding companies that are similar to CTBI in terms of assets, business lines, and geographic markets.  During 2021, the Committee worked with Pearl Meyer to review the Peer Group to ensure it continued to include organizations that were comparable to CTBI.  Based on this review, the Committee determined that it would be appropriate to replace the following five peer companies from the prior peer group which had either grown much larger than CTBI or were acquired since the last compensation review conducted in 2019:  Carolina Financial, Live Oak, Franklin Financial, 1st Source Corp, and Park National Bank.  As a result, CTBI added the following new peers, which were closer to CTBI’s asset size and business model, replacing those removed:  Carter Bankshares, Inc., Farmers National, Horizon Bancorp, Mercantile Bank, Nicolet Bankshares, QCR Holdings, and Univest Financial.  These adjustments resulted in the Peer Group of seventeen companies listed below.  The Committee believes the Peer Group provides a reasonable basis of comparison for CTBI due to their similar business lines and geographic locations, as well as their comparable size, reflected by total assets.  Following the Committee’s review and adjustment of the Peer Group, the median assets of the Peer Group was $5.35 billion, compared to CTBI’s assets of approximately $5.4 billion.  The companies included in the Peer Group ranged in asset size from $3.2 billion to $8.2 billion at the time of the review.

Bank	Ticker	Bank	Ticker
Carter Bancshares, Inc.	CARE	Horizon Bancorp Inc.	HBNC
City Holding Company	CHCO	Lakeland Financial Corporation	LKFN
Farmers National Banc Corp	FMNB	Mercantile Bank Corporation	MBWM
First Bancorp	FBNC	Nicolet Bankshares, Inc.	NCBS
First Community Bancshares, Inc.	FCBC	Peoples Bancorp	PEBO
First Financial Corp	THFF	QCR Holdings, Inc.	QCRH
German American Bancorp, Inc.	GABC	Stock Yards Bancorp, Inc.	SYBT
Great Southern Bancorp Inc.	GSBC	Univest Financial Corporation	UVSP
Home Trust Bancshares	HTBI

Executive Compensation Components

CTBI’s executive compensation program includes the following major components, each of which is described further below.

•	Base Salaries
•	Annual Incentive Plan
•	Long-Term Incentive Plan
•	Benefits and Perquisites
•	Employment Contracts, Termination of Employment, and Change in Control Arrangements

Base Salaries

Salaries for CTBI’s executives are established based upon the scope of their responsibilities, taking into account competitive market compensation paid by other similarly situated companies for comparable positions.  The Committee sets the CEO’s base salary, subject to approval of the Board.  Any salary increase for the CEO is determined based on the Committee’s review of the CEO’s leadership and contributions to the achievement of performance objectives for CTBI, which for 2021 included asset and revenue growth, asset quality, core earnings performance, identification of strategic opportunities, and execution of the current business strategy and operating plan.  The Committee also considers how the CEO’s salary compares to salaries of CEOs within the Peer Group.  Base salaries for other executive officers, including the other Named Executive Officers, are approved by the Committee after considering recommendations from the CEO.  In approving any salary increases for Named Executive Officers, the Committee considers performance for the prior year, responsibilities for the upcoming year, how the current salaries compare to those paid by peer companies to executives with similar responsibilities, and CTBI’s budget for salary increases for employees other than executive officers.  The Committee’s objective is to pay base salaries which will be sufficient to attract, retain, motivate, and reward management for successful performance while maintaining affordability within CTBI’s business plan.

The Committee has established a policy of managing executive officer salaries to the market median, recognizing that a series of increases over several years may be required to adjust salaries to the desired level for any executive whose current salary is significantly below the market (contingent upon the executive sustaining the required level of performance).  After considering the performance of both CTBI and each executive, as well as how individual officer salaries compared to the market median, the Committee determined that it was appropriate to increase executive salaries for 2022.  The salary increases for 2022 reflect the Committee’s desire to balance (i) the need to compensate our Named Executive Officers at levels that are competitive with the market and recognize their performance and value to CTBI with (ii) the need to control expenses in an economic and regulatory environment that continues to be challenging for CTBI and other financial institutions.  The salary increases approved for the Named Executive Officers for 2020 ranged from 4.6% to 10%, with the exception of the increase for Mr. Gooch of 32.6%, which included both a merit increase and a market adjustment in order to provide a base salary more in line with market salaries for Chief Executive Officers in peer financial institutions.  The following table shows the 2021 and 2022 base salary for each Named Executive Officer and the percentage increase over 2021.

	Base Salary	Base Salary	% Increase
	2021	2022	2021 to 2022
Jean R. Hale Chairman and Chief Executive Officer	$700,000	$0	0% (retired 2/7/22)

Kevin J. Stumbo Executive Vice President, Chief Financial Officer and Treasurer	$325,000	$340,000	4.6%

Mark A. Gooch President and Secretary (Chief Executive Officer and President effective 2/7/22)	$490,000	$630,000	28.6%

James B. Draughn Executive Vice President	$312,000	$330,000	5.8%

Larry W. Jones Executive Vice President	$309,000	$320,000	3.6%

Annual Incentive Plan

The Named Executive Officers, other executive officers, and other members of senior management may earn annual cash incentive bonuses as well as stock-based awards under the Senior Management Incentive Compensation Plan.  Bonuses and stock awards are earned for achieving targets set for earnings per share (“EPS”) and return on average assets (“ROAA”) of CTBI.   The Incentive Plan is designed to reward participants for meeting or exceeding annual profit goals, and it is intended to achieve the following objectives:

•	Increase the profitability and growth of CTBI in a manner which is consistent with other goals of the company.
•	Pay for performance.
•	Provide an incentive opportunity which is competitive with other financial institutions in the Peer Group.
•	Attract and retain executive officers and other key employees and encourage excellence in the performance of individual responsibilities.
•	Motivate and appropriately reward those members of senior management who contribute to the success of CTBI.

At the beginning of each year, the Committee establishes a target (base) level of performance for EPS and ROAA.  The Committee also establishes a performance range relative to the base level and an associated payment scale which defines the percentage of salary that participants may earn as a cash bonus for a given level of performance.  In addition, the Committee establishes a separate payment scale which defines the percentage of salary that participants may receive as a stock award for a given level of performance.  Stock awards under the Incentive Plan may be granted as either restricted shares or stock options.

2021 Annual Cash Incentive Plan

Prior to setting the terms of the Incentive Plan for 2021, the Committee considered the outcomes for 2020, the adjustments made to the Incentive Plan since 2012, and the executive compensation strategy adopted in January 2012.

As a result of these discussions, the Committee recommended, and the Board approved, the Annual Cash Incentive Plan for 2021.  The key features of the 2021 Incentive Plan are listed below:

•	Maintain the cash incentives payable at the same levels as 2020 if results are within the performance ranges established by the Committee for ROAA and EPS.
•	Maintain the stock-based incentives payable to Named Executive Officers at the same levels of the 2020 plan if results are within the performance ranges established by the Committee for ROAA and EPS.
•	Maintain the continued service period of four years for executive officers to fully vest in stock awards made under the Incentive Plan, which vest in 25% increments each year.
•
Continue to allow executives to earn modest cash and stock incentives if results are slightly below the target (base) level, so long as performance meets or exceeds minimum levels of performance approved by the Committee; the minimum required level of ROAA performance was set at 98% of the target (base) level, and the minimum required level of EPS performance was also set at 98% of the target (base) level; the  portion of the cash and stock incentives earned for minimum levels of performance remain at 50% of the target (base) incentive award.

•	Continue to allow executives to earn target (base) level incentives if the goal for net income (about $68.5 million) is achieved.
•	Maintain the maximum incentive potential provided by the plan at 200% of the target (base) award, the same percentage applicable in the 2020 plan.

This approach is consistent with the Committee’s strategy of shifting the mix of executive compensation so that a larger portion of executive pay is contingent upon performance while controlling the cost of the plan.

The following table shows the target (base) level of ROAA performance and the cash incentive awards that could be earned by the CTBI CEO, the CTB CEO, and other Named Executive Officers (“Other NEOs”) for various levels of performance in 2021:

	Target*		Award as a % of Target Award	Award as a % of Salary
	ROAA	EPS		CTBI CEO	CTB CEO	Other NEOs
	1.29%	$3.76	50%	25%	20%	15%
Base	1.32%	$3.84	100%	50%	40%	30%
	1.35%	$3.93	150%	75%	60%	45%
	1.38%	$4.02	200%	100%	80%	60%

*These results are after accrual of the incentive.

The CTB officers responsible for various consolidated functions as selected by the CTB CEO, the market presidents and the Community Trust and Investment Company officers responsible for various departments as selected by the CTIC CEO (“Group II Participants”) could receive awards for the year ended December 31, 2021 based on the same performance measures and targets applicable to the Named Executive Officers.  Potential cash incentive awards for Group II Participants expressed as a percentage of salary ranged from a minimum award of 3.5% of salary and maximum award of 8.75% of salary; and (v) Group III Participants ranges from a minimum award of 2.75% of salary and maximum award of 6.71% of salary.

As shown in the table above, executives would earn no incentives for performance below the minimum required levels of ROAA and EPS.  To ensure that executive pay varied with company performance, executives could earn less than target for results above the minimum required level but below the target (base) level, and they could earn larger incentives if results exceeded the target (base) level.  Payments were “capped” at a maximum level to preclude overpayment and control the cost of the plan.  The maximum payment provided under the 2021 Plan, as well as prior versions of the plan from 2015 through 2020, was 200% of the target (base) opportunity, which was reduced from the maximum 450% of target applicable to the 2014 plan, in recognition of actions taken in prior years, including salary adjustments and increases to the target (base) amounts.

•
Cash Incentive Compensation Awards for the Year Ended December 31, 2021. CTBI’s Named Executive Officers were participants in CTBI’s Senior Management Incentive Compensation Plan for the year ended December 31, 2021 (“2021 Plan”).  The Committee previously established the performance measures under the 2021 Plan and the required level of performance for the maximum tier payment was achieved by CTBI under the Plan.  Accordingly, the Named Executive Officers received payments (paid in January 2022) as follows:

2021 Cash Payments Awarded Under the Senior Management Incentive Compensation Plan ($)
Jean R. Hale – Chairman and Chief Executive Officer	700,000
Kevin J. Stumbo – Executive Vice President, Chief Financial Officer, and Treasurer	195,000
Mark A. Gooch – President and Secretary	392,000
James B. Draughn – Executive Vice President	187,200
Larry W. Jones – Executive Vice President	185,400

•
Grants of Restricted Stock. Restricted stock was also granted to the Named Executive Officers (as shown in the chart below) as a result of achieving the required level of performance for the maximum tier payment under the 2021 Senior Management Incentive Compensation Plan.  The restricted stock was granted pursuant to the terms of CTBI’s 2015 Stock Ownership Incentive Plan.  The restrictions on the restricted stock will lapse ratably over four years.  However, in the event of certain participant employee termination events occurring within twenty-four months of a change in control of CTBI or the death of the participant, the restrictions will lapse, and in the event of the participant’s disability, the restrictions will lapse on a pro rata basis.  The Committee will have discretion to review and revise restrictions applicable to a participant’s restricted stock in the event of the participant’s retirement.

Restricted Stock Granted (Shares)
Jean R. Hale – Chairman and Chief Executive Officer	3,539
Kevin J. Stumbo – Executive Vice President, Chief Financial Officer, and Treasurer	1,232
Mark A. Gooch – President and Secretary	2,168
James B. Draughn– Executive Vice President	1,183
Larry W. Jones – Executive Vice President	1,172

The Committee may adjust the cash and stock incentive percentages of salary in future years as it continues to implement CTBI’s executive compensation strategy.  During the last several years, by gradually increasing the cash portion of the Incentive Plan and the total annual incentive opportunity, the Committee has brought CTBI’s Incentive Plan more in line with typical market practices and increased the portion of total pay that is earned for performance

2022 Annual Incentive Plan

Prior to setting the terms of the Incentive Plan for 2022, the Committee considered the outcomes for 2021, the adjustments made to the Incentive Plan since 2012, and the executive compensation strategy adopted in January 2012.

The Committee recommended and the Board of Directors approved the Senior Management Incentive Compensation Plan for the year ending December 31, 2022.  The participation groups under the Plan are: (i) Group I, consisting of the CEOs of CTBI and CTB and other members of the Executive Committee (“Other Executive Officers”); (ii) Group II, consisting of CTB officers responsible for the various consolidated functions as selected by the CEO, the Presidents of each market, and the CTIC officers responsible for various departments as selected by the CTIC CEO; and (iii) Group III, consisting of Senior Vice Presidents of consolidated functions selected for participation by the Compensation Committee.  Individuals below the Senior Vice President level may be selected by the Compensation Committee for special option awards for extraordinary performance.  This Plan may be amended, modified, or terminated by the Board of Directors at any time at its sole discretion, except that after the 90th day of the year the performance standards may not be changed in a manner that would increase the amount of incentive compensation payable for such year.

•
Participants will be eligible for a cash award determined by earnings per share (EPS) growth and earnings as a percentage of average assets (ROAA).  The minimum and maximum awards as a percentage of salary for each group will be: (i) Group I – CTBI President minimum award of 25% of salary and maximum award of 100% of salary; (ii) Group I – Other Executive Officers minimum award of 15% of salary and maximum award of 60% of salary; (iii) Group II  – minimum award of 3.5% of salary and maximum award of 8.75% of salary; and (iv) Group III – minimum award of 2.75% of salary and maximum award of 6.71% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of the award under the Plan shall be paid at the base level of target performance payment.  There shall be a minimum acceptable performance beneath which no incentive awards are paid and a maximum above which there is no additional award paid to avoid excessive payout in the event of windfall profits.

•
Participants will be eligible to receive stock options (pursuant to CTBI’s 2015 Stock Ownership Incentive Plan) with a face value equal to certain percentages of salary or restricted stock (or a combination of options and restricted stock) of an amount recommended by the Compensation Committee and approved by the Board subject to any limitations of the 2015 Stock Ownership Incentive Plan.  The minimum and maximum stock option awards as a percentage of salary for each group will be: (i) Group I – CTBI President minimum award of 10% of salary and maximum award of 23% of salary; (ii) Group I – Other Executive Officers minimum award of 7.5% of salary and maximum award of 17.25% of salary; (iii) Group II – minimum award of 5% of salary and maximum award of 11.5% of salary; and (iv) Group III – minimum award of 2.25% of salary and maximum award of 5% of salary.  In the event that the ROAA or EPS are not attained but the target net income is attained, the amount of stock options and/or restricted stock awarded under the Plan shall be granted at the base level of target performance.  There shall be a minimum acceptable performance beneath which awards will not be granted and a maximum above which there is no additional award in the event of windfall profits.

The following tables show the target (base) level of ROAA and EPS performance required to earn the cash incentive awards and stock equity awards by the CTBI CEO and other Named Executive Officers (“Other NEOs”) for various levels of performance in 2022:

TABLE I

2022 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group I - Executive Committee of Community Trust Bancorp, Inc. (including Named Executive Officers)

	Target		Award as a % of Target Award	Award as a % of Salary
	ROAA	EPS		CTBI CEO	Group I (including other NEOs)
	1.33%	$4.10	25%	25%	15%
Base	1.37%	$4.23	50%	50%	30%
	1.41%	$4.32	75%	75%	45%
	1.45%	$4.48	100%	100%	60%

•	For 2022, the targeted (base) ROAA is established as follows: ROAA of 1.37% and EPS of $4.23.

•	For 2022, net income target is $75,585,022.

•	These results are after accrual of the incentive.

TABLE II

2022 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group II – Consolidated Division Officers of CTBI and Market Presidents

	Target		Award as a % of Target Award	Award as a % of Salary
	ROAA	EPS		Group II
	1.33%	$4.10	50%	3.50%
Base	1.37%	$4.23	100%	7.00%
	1.41%	$4.32	112%	7.84%
	1.45%	$4.48	125%	8.75%

TABLE III

2022 ANNUAL CASH INCENTIVE COMPENSATION AWARD
INITIAL CALCULATION

Group III - Senior Vice Presidents of Consolidated Functions

	Target		Award as a % of Target Award	Award as a % of Salary
	ROAA	EPS		Group III
	1.33%	$4.10	50%	2.75%
Base	1.37%	$4.23	100%	5.50%
	1.41%	$4.32	106%	5.83%
	1.45%	$4.48	122%	6.71%

TABLE IV

2022 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
STOCK OPTION AWARDS

	Target		Stock Option Award as a % of Salary
	ROAA	EPS	CTBI CEO	Group I (including other NEOs)	Group II	Group III
	1.33%	$4.10	10.00%	7.50%	5.00%	2.25%
Base	1.37%	$4.23	20.00%	15.00%	10.00%	4.50%
	1.41%	$4.32	21.00%	15.75%	10.50%	4.75%
	1.45%	$4.48	23.00%	17.25%	11.50%	5.00%

Long-Term Incentive Plan

A key component of the executive compensation strategy (originally approved by the Committee in 2012) was the implementation of a forward-looking, performance-based long-term incentive compensation plan. The long-term incentive plan is intended to balance the other, more short-term components of pay (such as base salaries and annual cash incentives), and increase the portion of total pay that is contingent upon performance.

Performance units are long-term incentives which are earned for achieving one or more financial performance goals over a multi-year period and paid in cash rather than shares.  Awards of performance units are permitted under CTBI’s shareholder-approved 2015 Stock Ownership Incentive Plan.  Only executive officers of CTBI (including the CEO and the other NEOs) participate in the performance unit plan, as they are the individuals held accountable for creating shareholder value.   In early 2022, the Committee approved long-term awards to the CEO and other NEOs, as further described below.

The Committee believes that earnings growth, when sustained over a period of time, will create value for CTBI shareholders.  For this reason, the Committee approved awards of performance units that require executives to achieve a target for cumulative net income over a three-year period.    In early 2022, the Committee approved grants for a three-year period covering 2022, 2023, and 2024.  The Committee believes the cumulative net income performance requirement is achievable but challenging, given the current growth rate in the U.S. economy, the regulatory environment of the banking industry and the challenges to the local economy in some of the markets served by CTBI.  Targets for cumulative net income growth were set after considering CTBI’s results in prior years, CTBI’s forecasts of future results within its strategic plan, local economic conditions, and industry performance.

The Committee believes the performance units will focus the executive officers on creating shareholder value through sustained growth in earnings, improve the alignment of pay with performance for all executive officers, and create a more balanced incentive compensation program.  The use of cash-based performance units avoids any potential dilution to existing shareholders (as might occur if awards were stock-based).

The table below shows the percentage of salary that may be earned by the CTBI CEO and the Other NEOs, based on achievement of the cumulative net income goal for 2022 through 2024.  Any earned performance units will be paid in early 2025, after the Committee evaluates actual results for 2022 through 2024 versus the cumulative net income goal.

2022 PERFORMANCE GOALS

CUMULATIVE NET INCOME	Award as a % of Target Award	Award as a % of CTBI Chief Executive Officer Salary	Award as a % of Salary of All Other Members of the Executive Committee (including other NEOs)
90% of Target Cumulative Net Income (Minimum)	25%	10.0%	5.0%
93% of Target Cumulative Net Income	50%	20.0%	10.0%
96% of Target Cumulative Net Income	75%	30.0%	15.0%
Target Cumulative Net Income (Per Schedule 1)	100%	40.0%	20.0%
103% of Target Cumulative Net Income	120%	48.0%	24.0%
107% of Target Cumulative Net Income	135%	54.0%	27.0%
110.0% of Target Cumulative Net Income (Maximum)	150%	60.0%	30.0%

•	The cumulative net income target for the 2022 Long-Term Incentive Plan is $238.0 million.

Voluntary or involuntary termination of employment prior to the end of the performance period and/or prior to the payment of any earned performance units will result in forfeiture of any outstanding performance units, except as noted below.  In the case of termination of employment by reason of death,  disability, or retirement prior to the expiration of the performance period, any outstanding performance units will be deemed to have been earned in an amount equal to the amount payable at the maximum amount payable under the performance unit at the target (base) level multiplied by the percentage that would have been earned, assuming that the rate at which the performance goal has been achieved as of the date of such termination of employment would have continued until the end of the performance period.  Upon the occurrence of certain termination events within the twenty four month period beginning on the date of a change in control, any outstanding performance units granted under the 2015 Stock Ownership Incentive Plan will become fully vested and payable in an amount which is equal to the greater of (a) the maximum amount payable under the performance unit at the target level multiplied by the percentage that would have been earned, assuming that the rate at which the performance goal has been achieved as of the date of such change in control termination event would have continued until the end of the performance period or (b) the maximum amount payable under the performance unit at target level multiplied by the percentage of the performance period completed at the time of the change in control termination event.

Long-Term Incentive Plan – Incentives Earned for 2019-2021 Performance Period

In early 2022, the Committee reviewed performance for the three-year period ended December 31, 2021.  The cumulative net income goal for 2019-2021 of $190 million, was exceeded, the actual cumulative net income was $212 million.  The Committee previously established the performance measures under the 2019 Plan and the required level of performance was achieved by CTBI under the Plan.  Accordingly, the Named Executive Officers were entitled to the following maximum plan cash incentive awards (paid in January 2022) and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2021 Cash Incentive Awarded Under the Long-Term Incentive Compensation Plan ($)
Jean R. Hale – Chairman and Chief Executive Officer	390,000
Kevin J. Stumbo – Executive Vice President, Chief Financial Officer, and Treasurer	88,500
Mark A. Gooch –President and Secretary	207,000
James B. Draughn – Executive Vice President	87,000
Larry W. Jones– Executive Vice President	87,000

Benefits and Perquisites

CTBI’s policy is to minimize the use of executive benefits and perquisites.  The Named Executive Officers participate in the same benefit plans as other CTBI employees, with the few exceptions described below.  During 2021, there were no changes to the benefits and perquisites provided to Named Executive Officers, and none have been approved for 2022.

To align the interests of all employees, including Named Executive Officers, with those of shareholders, CTBI has implemented an Employee Stock Ownership Plan (“ESOP”) which provides awards of CTBI stock subject to vesting requirements.  Participation in the ESOP is available to any employee of CTBI or its subsidiaries who has been employed for one year, completed 1,000 hours of service, and attained the age of 21.  CTBI currently contributes 4.0% of covered employees’ gross wages to the ESOP.  ESOP contributions are used to acquire shares of CTBI stock on the open market.

CTBI has established a 401(k) Plan under which employees can contribute from 1.0% to 20.0% of their annual salary, up to applicable limits.  CTBI provides a matching contribution equal to 50% of the first 8.0% of salary contributed by the employee.  CTBI also provides health insurance, life insurance, and other benefit programs that are usual and customary within the banking industry to attract and retain employees.  Named Executive Officers are eligible to participate in these plans on the same basis as other employees, subject to IRS limits.

CTBI provides supplemental life insurance to its Named Executive Officers, as well as other senior and key management.  The plan provides a split-dollar share of death benefits at an amount necessary to provide the Named Executive Officers with a total company-provided death benefit of three times their annual salary.  This amount is consistent with the death benefit provided to other eligible employees.  Additionally, each Named Executive Officer and other senior and key employees are provided a post-retirement death benefit equal to one times his or her annual salary at the time of retirement.  The benefits are funded with bank-owned life insurance policies.  CTBI will recover its plan costs upon the death of the covered individual, and the executive’s beneficiary will receive a portion of the insurance proceeds.  The Committee believes the supplemental life insurance program is common within the banking industry and provides an incentive for long-term employment with CTBI.

CTBI does not provide significant perquisites or personal benefits to executive officers.  The Named Executive Officers, as well as other executive officers, members of senior management, and key employees, are provided country club memberships and other perquisites with an aggregate individual annual value of less than $10,000.

Unlike some other banks in its Peer Group, CTBI does not provide any supplemental executive retirement plan.  CTBI allows executives to voluntarily defer receipt of any cash bonuses earned under the annual Incentive Plan.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

CTBI does not provide employment agreements to executives.  Due to ongoing industry consolidation, CTBI has established termination of employment and change in control agreements (“Severance Agreements”) with each of its Named Executive Officers, other executive officers, and certain other senior officers.  Severance Agreements are provided in order to attract and retain key executives by protecting them in the event of a change in control.  The Severance Agreements are effective for a term equal to the longer of three years or the covered period should a change in control of CTBI occur during such three-year period.  These agreements are automatically renewable for additional one-year periods.  The covered period during which the terms and conditions of the Severance Agreements are effective is the period of time following a change in control equal to: (i) two years following the occurrence of the change in control in the event of an involuntary termination or a voluntary termination following a change in duties or (ii) the thirteenth month following the change in control in the event of a voluntary termination not preceded by a change in duties.

The Severance Agreements require the payment to a Named Executive Officer, other executive officer, or senior officer of a severance amount in the event of an involuntary or voluntary termination of employment after a change in control of CTBI during the covered period.  The severance amount payable under the Severance Agreements is equal to: (i) 2.99 times the Named Executive Officer’s or other executive officer’s base annual salary in the event of involuntary termination or in the event of a voluntary termination of employment preceded by a change in duties subsequent to a change in control of CTBI, or (ii) 2.00 times the Named Executive Officer’s or other executive officer’s annual base salary in the event of a voluntary termination of employment not preceded by a change in duties subsequent to a change in control of CTBI.

For purposes of the Severance Agreements, a change in control occurs when: (i) any person, including a group under Section 13(d)(3) of the Act is or becomes the owner of 30% or more of the combined voting power of CTBI’s outstanding securities; (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other combination, sale of assets or contested election, the persons who were directors of CTBI before such transaction(s) cease to constitute a majority of the Board or successor of CTBI; (iii) a tender or exchange offer is made and consummated for the ownership of 30% or more of the combined voting power of CTBI’s  outstanding voting securities; or (iv) CTBI transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of CTBI.

The Committee believes the use and structure of the Severance Agreements are consistent with CTBI’s compensation objectives to attract, motivate, and retain highly qualified executives.  The Committee also believes that the Severance Agreements promote job stability, provide a measure of financial security, preserve morale and productivity, and encourage retention during the period of uncertainty that accompanies an actual or potential change in control.  The Committee periodically reviews the terms of the Severance Agreements in the context of CTBI’s other executive compensation arrangements, changes in government regulations and trends in competitive practices.

No termination of employment or change in control payments were made under the Severance Agreements in 2021, and there were no changes made to the terms of the Severance Agreements during 2021 or to date in 2022.

Compensation Governance and Oversight

The Committee is responsible for the oversight of compensation risk.  The Committee annually reviews the Senior Management Incentive Compensation Plan, the Long-Term Incentive Compensation Plan, and the Employee Incentive Compensation Plan, as well as other compensation arrangements, to evaluate their potential for creating or increasing risk to CTBI.  During 2021, the Committee reviewed the compensation risk assessment performed by management and concluded that CTBI’s compensation plans do not motivate or reward management for taking inappropriate risks and do not create any risks that are reasonably likely to have a material adverse impact on CTBI.

The Committee has adopted a recoupment policy applicable to members of CTBI’s Executive Committee. The policy provides, in general, that in the event any such person’s fraud, dishonesty or recklessness substantially contributes to CTBI’s material noncompliance with financial reporting requirements under securities laws resulting in CTBI’s obligation to prepare an accounting restatement, the Committee will direct CTBI to use prompt and reasonable efforts to recover from such person the amount of specified performance-based compensation determined by the Committee to have been materially affected by the restatement that is in excess of the amount of performance-based compensation which would have otherwise been received by such person, assuming the financial statements had originally been prepared as restated.  The Committee may approve amendments to the recoupment policy at any time, including amendments to conform to regulations adopted by the SEC or applicable listing requirements.

Tax Deductibility

Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the NEOs, subject to certain exceptions.  In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors.  The Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation.  It is the general intention of the Committee to meet the requirements for deductibility whenever possible.  However, considering the repeal of the performance-based compensation exception under Tax Code Section 162(m), the Compensation Committee expects in the future to approve compensation that is not deductible for income tax purposes. The Committee will continue to review and monitor the deductibility of compensation.

Say on Pay Resolutions

In 2021, we submitted our executive compensation program to an advisory, nonbinding vote of shareholders (i.e., “say on pay”).  At the 2021 Annual Meeting of Shareholders, approximately 94% of votes cast were voted in favor of a resolution approving our executive compensation program.  Based on these results, the Committee concluded that shareholders supported CTBI’s approach to executive compensation.  As CTBI shareholders favor an annual frequency for say on pay votes (as last determined in 2017), at the 2022 Annual Meeting of Shareholders, shareholders are being asked to approve an advisory, nonbinding resolution in favor of CTBI’s executive compensation arrangements.  Although the results of annual say on pay resolutions are not binding on CTBI, the Committee welcomes feedback from shareholders, and it will consider the outcome of each year’s say on pay vote as part of its ongoing review of the executive compensation program.

Report of the Compensation Committee

The Compensation Committee of CTBI has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

M. Lynn Parrish, Chairman
Eugenia “Crit” Luallen, Vice Chairman
Anthony W. St. Charles
James E. McGhee II

March 9, 2022

EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by CTBI to or for the account of the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of CTBI (“Named Executive Officers” or “NEOs”) for the fiscal years ended December 31, 2021, 2020, and 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation (4) ($)
Jean R. Hale,	2021	699,039	28,174	272,482	36,326	1,036,021
Chairman and	2020	699,039	64,996	272,506	39,652	1,076,193
Chief Executive Officer	2019	648,077	125,005	342,500	37,551	1,153,133

Kevin J. Stumbo,	2021	324,615	9,598	65,814	23,670	423,697
Executive Vice President,	2020	325,577	22,141	65,802	23,768	437,288
Chief Financial Officer	2019	293,846	41,984	82,500	22,983	441,313
and Treasurer

Mark A. Gooch,	2021	489,423	17,454	147,957	27,343	682,177
President and Secretary	2020	492,115	40,265	147,981	27,784	708,145
	2019	458,846	77,922	188,525	26,887	752,180

James B. Draughn,	2021	312,244	9,443	64,456	36,418	422,561
Executive Vice	2020	312,692	133,340	64,444	37,401	547,877
President	2019	289,039	41,613	83,250	34,432	448,334

Larry W. Jones,	2021	308,704	9,443	64,680	27,589	410,416
Executive Vice	2020	310,769	21,740	64,668	26,982	424,159
President	2019	289,231	41,984	84,000	25,538	440,753

(1)
The amounts in this column reflect the grant date fair value of all restricted stock awards granted during the years ended December 31, 2021, 2020, and 2019, under CTBI’s stock ownership plans and in accordance with ASC Topic 718.

(2)
Non-Equity Incentive Plan Compensation includes amounts paid under the Senior Management Incentive Compensation Plan (“Incentive Plan”), which is open to all executive officers, market presidents, and senior vice presidents of consolidated functions and the Executive Long-Term Incentive Plan which is open to all executive officers.  Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance under the Incentive Plan.  Non-Equity Incentive Plan Compensation for executive officers is earned based on CTBI reaching certain earnings per share and return on assets goals after accruing for the cost of the incentive compensation.

(3)	The compensation represented by the amounts for 2021, 2020, and 2019 set forth in the All Other Compensation column for NEOs is detailed in the following table.

Name	Year	Company Contributions to ESOP ($)	Company Contributions to 401(k) ($)	Perquisites ($)	Company Paid Life Insurance Premiums ($)	Dividends Received on Restricted Stock ($)	Total All Other Compensation ($)
		(a)	(a)		(b)
Jean R. Hale	2021	11,600	9,750	-	8,877	6,099	36,326
	2020	11,400	13,000	-	7,823	7,429	39,652
	2019	11,200	12,500	-	6,862	6,989	37,551

Kevin J. Stumbo	2021	11,600	8,673	-	1,348	2,049	23,670
	2020	11,400	8,679	-	1,219	2,470	23,768
	2019	11,200	8,448	-	1,050	2,285	22,983

Mark A. Gooch	2021	11,600	9,750	-	2,198	3,795	27,343
	2020	11,400	9,750	-	1,998	4,636	27,784
	2019	11,200	9,500	-	1,807	4,380	26,887

James B. Draughn	2021	11,600	9,750	-	1,371	13,697	36,418
	2020	11,400	11,798	-	1,244	12,959	37,401
	2019	11,200	12,500	-	1,114	9,618	34,432

Larry W. Jones	2021	11,600	7,803	-	6,137	2,049	27,589
	2020	11,400	7,879	-	5,203	2,500	26,982
	2019	11,200	7,608	-	4,369	2,361	25,538

(a)	For further information regarding the ESOP and 401(k) Plans, see the Compensation Discussion and Analysis.

(b)
This column includes excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary.  A similar insurance benefit at three times salary is provided to all full-time employees on a nondiscriminatory basis.

The following table sets forth the information regarding plan based awards granted to NEOs in 2021.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards (1) ($)	All Other Awards: Number of Securities Underlying Options Granted (2) (#)	Exercise or Base Price ($/share)	Grant Date Fair Value of Equity Awards (3) ($)
Jean R. Hale	-	272,506	-	-	-
Restricted Stock Grant	01/26/2021	-	728	38.70	28,174

Kevin J. Stumbo	-	65,802	-	-	-
Restricted Stock Grant	01/26/2021	-	248	38.70	9,598

Mark A. Gooch	-	147,981	-	-	-
Restricted Stock Grant	01/26/2021	-	451	38.70	17,454

James B. Draughn	-	64,444	-	-	-
Restricted Stock Grant	01/26/2021	-	244	38.70	9,443

Larry W. Jones	-	64,668	-	-	-
Restricted Stock Grant	01/26/2021	-	244	38.70	9,443

(1) This column shows the payouts for 2021 performance under the Senior Management Incentive Compensation Plan and for performance during the years 2019, 2020, and 2021 under the 2019 Long-Term Incentive Plan, paid in January 2022, as described in the Compensation Discussion and Analysis.  For 2021, the target (base) level of ROAA was 1.32%, and the target (base) level of EPS was $3.84 for payout under the Senior Management Incentive Compensation Plan.  Actual results for the year 2021 were ROAA of 1.63% and EPS of $4.94.  The 2021 results were above the amount required to earn a payment at the maximum tier bonus level.  The cumulative net income goal for 2019-2021, under the 2019 Long-Term Incentive Plan, was $190.0 million, and actual cumulative net income for the period was $209.4 million.  The cumulative 2019-2021 results were above the amount required to earn a payment at the maximum tier bonus level.  As a result, the CEO and other Named Executive Officers earned incentives equal to 150% of their target incentive potentials under the 2019 Long-Term Incentive Plan.

(2)
Restricted stock was granted to the NEOs based upon a recommendation of the Committee and approval by the Board of Directors due to the unique circumstances of 2020, the difficult conditions under which everyone worked, and the extraordinary performance of the management team, although CTBI did not achieve the minimum level of performance under the 2020 Senior Management Incentive Compensation Plan.  The restricted stock was granted pursuant to the terms of CTBI’s 2015 Stock Ownership Incentive Plan.  The restrictions on the restricted stock lapse ratably over four years or upon a change in control of CTBI followed by certain employment termination events.

(3)	The grant-date fair value of restricted stock grants was $38.70 per share, measured in accordance with ASC 718.

The following table sets forth the estimated payouts of non-equity incentive plan awards that may result from the performance units granted to the Named Executive Officers in 2021 and 2020, outstanding as of December 31, 2021:

ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS

Name	Year Granted	Minimum ($)	Target ($)	Maximum ($)
Jean R. Hale*	2021	70,000	280,000	420,000
	2020	67,500	270,000	405,000

Kevin J. Stumbo	2021	16,250	65,000	97,500
	2020	15,750	63,000	94,500

Mark A. Gooch	2021	36,750	147,000	220,500
	2020	35,625	142,500	213,750

James B. Draughn	2021	15,600	62,400	93,600
	2020	15,100	60,400	90,600

Larry W. Jones	2021	15,450	61,800	92,700
	2020	15,000	60,000	90,000

* This disclosure was calculated as of December 31, 2021 using the guidelines set forth in the SEC’s proxy rules.  For information regarding the actual payouts at the time of Ms. Hale’s retirement on February 7, 2022, please see the Executive Summary section of the Compensation Discussion and Analysis above.

There were no stock option exercises by NEOs in 2021.  The following tables set forth information concerning restricted stock vested during 2021 and the number and value of restricted stock held by the NEOs of CTBI at December 31, 2021.

OPTION EXERCISES AND RESTRICTED STOCK VESTED

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Shares Acquired on Vesting (#)	Value Realized (1) ($)
Jean R. Hale	0	--	1,846	69,552

Kevin J. Stumbo	0	--	610	22,962

Mark A. Gooch	0	--	1,153	43,450

James B. Draughn	0	--	613	23,094

Larry W. Jones	0	--	621	23,403

 (1) The value realized is calculated based on the closing market price on the date of vesting of restricted stock.

Name	Number of Securities Underlying Unexercised Options and Restricted Stock Grants at Fiscal Year-End (1) (#)		Option Exercise Price ($)	Expiration Date (2)	Value of Unexercised In-the-Money Options and Restricted Stock Grants at Fiscal Year-End (3) ($)
	Exercisable	Unexercisable			Exercisable	Unexercisable
Jean R. Hale
Restricted Stock Grants:
Granted 01/23/18	0	305	-	01/23/22	-	13,301
Granted 01/29/19	0	1,520	-	01/29/23	-	66,287
Granted 01/28/20	0	1,092	-	01/28/24	-	47,622
Granted 01/26/21	0	728	-	01/26/25	-	31,748

Kevin J. Stumbo
Restricted Stock Grants:
Granted 01/23/18	0	97	-	01/23/22	-	4,230
Granted 01/29/19	0	511	-	01/29/23	-	22,285
Granted 01/28/20	0	372	-	01/28/24	-	16,223
Granted 01/26/21	0	248	-	01/26/25	-	10,815

Mark A. Gooch
Restricted Stock Grants:
Granted 01/23/18	0	191	-	01/23/22	-	8,330
Granted 01/29/19	0	948	-	01/29/23	-	41,342
Granted 01/28/20	0	677	-	01/28/24	-	29,524
Granted 01/26/21	0	451	-	01/26/25	-	19,668

James B. Draughn
Restricted Stock Grants:
Granted 01/24/17	0	5,000	-	01/24/22	-	218,050
Granted 01/23/18	0	101	-	01/23/22	-	4,405
Granted 01/29/19	0	506	-	01/29/23	-	22,067
Granted 01/28/20	0	366	-	01/28/24	-	15,961
Granted 01/28/20	0	2,500	-	01/28/25	-	109,025
Granted 01/26/21	0	244	-	01/26/25	-	10,641

Larry W. Jones
Restricted Stock Grants:
Granted 01/23/18	0	103	-	01/23/22	-	4,492
Granted 01/29/19	0	511	-	01/29/23	-	22,285
Granted 01/28/20	0	366	-	01/28/24	-	15,961
Granted 01/26/21	0	244	-	01/26/25	-	10,641

(1)  The restrictions on the restricted stock granted to NEOs will lapse ratably over four years, except for 5,000 shares issued to Mr. Draughn on January 24, 2017 and the 2,500 shares issued to Mr. Draughn on January 28, 2020 that were issued as a management retention grant and will cliff vest in five years.  The restrictions on restricted stock lapse upon a change in control of CTBI followed by certain employment termination events.

(2)	This column represents the date restrictions lapse on restricted stock grants.

(3)	Based on the per share closing price of $43.61 of our common stock at December 31, 2021.

CHANGE IN CONTROL AND TERMINATION BENEFITS

CTBI provides additional benefits, not included in the previous tables, to the NEOs in the event of a change in control.  The following table provides an estimate of the value of such benefits, assuming the change in control had occurred on December 31, 2021.

Name	Severance Payment Equal to 2.99 Times Annual Base Salary (1) ($)	Severance Payment Equal to 2.00 Times Annual Base Salary (2) ($)	Acceleration of Restricted Stock Grants (3) ($)	Acceleration of Performance Based Units Payable in Cash (4) ($)	Total (Based on 2.99 Times Annual Base Salary) (1) ($)	Total (Based on 2.00 Times Annual Base Salary) (2) ($)
Jean R. Hale	$2,093,000	$1,400,000	$158,958	$410,000	$2,661,958	$1,968,958

Kevin J. Stumbo	971,750	650,000	53,553	95,500	1,116,903	795,153

Mark A. Gooch	1,465,100	980,000	98,864	216,000	1,779,964	1,294,864

James B. Draughn	932,880	624,000	380,148	91,600	1,403,928	1,095,048

Larry W. Jones	923,910	618,000	53,379	90,900	1,072,789	766,879

(1)
Severance agreements with the NEOs require payment of an amount equal to 2.99 times annual base salary in the event of a change in control of CTBI followed by: (a) a subsequent involuntary termination; or (b) a voluntary termination preceded by a change in duties.

(2)
Severance agreements with the NEOs require payment of an amount equal to 2.00 times annual base salary in the event of a voluntary termination not preceded by a change in duties subsequent to a change in control of CTBI.

(3)
The restrictions on restricted stock issued prior to 2017 lapse immediately upon a change in control of CTBI.  Restrictions on restricted stock issued in 2017 and after, lapse upon a change in control of CTBI followed by certain employment termination events.  The amounts shown for restricted stock represent the number of shares granted multiplied by the per share closing price at December 31, 2021 of $43.61.

(4)
Upon a change in control, followed by certain employment termination events, any then outstanding performance units shall become fully vested following the change in control, in an amount which is equal to the greater of (a) the amount payable under the performance unit at the target cumulative net income level multiplied by a percentage equal to the percentage that would have been earned under the terms of the performance unit agreement assuming that the rate at which the performance goal has been achieved as of the date of such change in control would have been continued until the end of the performance period; or (b) the amount payable under the performance unit at the target cumulative net income level multiplied by the percentage of the performance period completed by the participant at the time of the change in control.

See the Employment Contracts, Termination of Employment, and Change in Control Agreements section of the Compensation Discussion and Analysis for further information.

SHAREHOLDER PROPOSALS

It is currently contemplated that next year’s Annual Meeting of Shareholders will be held on or about April 25, 2023.  In the event that a shareholder desires to have a proposal considered for presentation at CTBI’s next Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of CTBI so that it is received no later than December 2, 2022.  Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act.  If a shareholder intends to present a proposal at the next Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in CTBI’s Proxy, Notice of Meeting, and Proxy Statement, such proposal must be received by the Secretary of CTBI by February 15, 2023 or CTBI’s management proxies for the Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in CTBI’s Proxy, Notice of Meeting, or Proxy Statement.

MISCELLANEOUS

The Board of CTBI knows of no other business to be presented to the Annual Meeting.  If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy.  The Board urges each shareholder who does not intend to be participate in and to vote during the Annual Meeting to submit a proxy as promptly as possible.

By Order of the Board of Directors

/s/ M. Lynn Parrish	/s/ Mark A. Gooch
M. Lynn Parrish	Mark A. Gooch
Chairman of the Board	Vice Chairman, President, and Chief Executive Officer

Pikeville, Kentucky
April 1, 2022

ATTACHMENT A

Community Trust Bancorp, Inc.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O COMMUNITY TRUST BANCORP, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

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D70427-P68330 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNITY TRUST BANCORP, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Please see below for instructions on cumulating your votes

01) Charles J. Baird
02) Franklin H. Farris, Jr.
03) Mark A. Gooch
04) Eugenia Crittenden "Crit" Luallen
05) Ina Michelle Matthews
06) James E. McGhee II
07) Franky Minnifield
08) M. Lynn Parrish
09) Anthony W. St. Charles
10) Chad C. Street

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Proposal to ratify and approve the appointment of BKD, LLP as Community Trust Bancorp, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Proposal to approve the advisory (nonbinding) resolution relating to executive compensation.	☐	☐	☐

NOTE: The proxies will use their discretion to vote on such other business as may properly come before the meeting or any adjournment thereof.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] ____ Date ____

Signature (Joint Owners) ____ Date ____

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D70428-P68330

COMMUNITY TRUST BANCORP, INC.
Annual Meeting of Shareholders
April 26, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) JAMES BROWN, JOHN F. JUSTICE, and MARILYN T. JUSTICE, or any one of them, acting in the absence of the others, as the attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of COMMUNITY TRUST BANCORP, INC. that the shareholder(s) holds of record at the close of business on February 28, 2022, and is/are entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2022, at 10:00 AM EDT on the Fourth Floor of the Community Trust Bancorp, Inc. Corporate Headquarters, 346 North Mayo Trail, Pikeville, KY 41501-1492, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CUMULATE ____

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(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side